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                                                                     EXHIBIT 4.1


                                                                  CONFORMED COPY









                          NORTHEAST GENERATION COMPANY

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee

                                    INDENTURE

                          Dated as of October 18, 2001



                                 ---------------

                              Senior Secured Bonds

                                 ---------------



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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


ARTICLE 1  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION............1
         SECTION 1.1  DEFINITIONS; CONSTRUCTION...............................1
         SECTION 1.2  COMPLIANCE CERTIFICATES AND OPINIONS...................14
         SECTION 1.3  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.................15
         SECTION 1.4  NOTICES, ETC. TO TRUSTEE...............................15
         SECTION 1.5  NOTICES TO HOLDERS; WAIVER.............................16
         SECTION 1.6  CONFLICT WITH TRUST INDENTURE ACT......................16
         SECTION 1.7  EFFECT OF HEADINGS AND TABLE OF CONTENTS...............17
         SECTION 1.8  SUCCESSORS AND ASSIGNS.................................17
         SECTION 1.9  SEVERABILITY CLAUSE....................................17
         SECTION 1.10 BENEFITS OF INDENTURE..................................17
         SECTION 1.11 GOVERNING LAW..........................................17
         SECTION 1.12 LEGAL HOLIDAYS.........................................17
         SECTION 1.13 EXECUTION IN COUNTERPARTS..............................17

ARTICLE 2  THE BONDS ........................................................18
         SECTION 2.1  FORM OF BOND TO BE ESTABLISHED BY SERIES
                      SUPPLEMENTAL INDENTURE.................................18
         SECTION 2.2  FORM OF TRUSTEE'S AUTHENTICATION.......................18
         SECTION 2.3  AMOUNT; ISSUABLE IN SERIES.............................18
         SECTION 2.4  AUTHENTICATION AND DELIVERY OF BONDS...................19
         SECTION 2.5  FORM ..................................................21
         SECTION 2.6  EXECUTION OF BONDS.....................................21
         SECTION 2.7  TEMPORARY BONDS........................................21
         SECTION 2.8  REGISTRATION; RESTRICTIONS ON TRANSFER AND EXCHANGE....22
         SECTION 2.9  MUTILATED, DESTROYED, LOST AND STOLEN BONDS............23
         SECTION 2.10 PAYMENT OF PRINCIPAL AND INTEREST; PRINCIPAL AND
                      INTEREST RIGHTS PRESERVED..............................24
         SECTION 2.11 PERSONS DEEMED OWNERS..................................25
         SECTION 2.12 CANCELLATION...........................................25
         SECTION 2.13 DATING OF BONDS; COMPUTATION OF INTEREST...............26
         SECTION 2.14 SOURCE OF PAYMENTS LIMITED; RIGHTS AND LIABILITIES
                      OF THE ISSUER..........................................26
         SECTION 2.15 ALLOCATION OF PRINCIPAL AND INTEREST...................26
         SECTION 2.16 PARITY OF BONDS........................................26
         SECTION 2.17 CUSIP NUMBERS..........................................26

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ARTICLE 3  RESERVED .........................................................27

ARTICLE 4  RESERVED .........................................................27

ARTICLE 5  COVENANTS OF THE ISSUER...........................................27
         SECTION 5.1  PAYMENT OF PRINCIPAL OF (AND PREMIUM, IF ANY)..........27
         SECTION 5.2  FINANCIAL STATEMENTS AND OTHER INFORMATION.............27
         SECTION 5.3  EXISTENCE; CONDUCT OF BUSINESS.........................29
         SECTION 5.4  COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS.......29
         SECTION 5.5  MAINTENANCE OF PROPERTIES; INSURANCE...................29
         SECTION 5.6  PAYMENT OF TAXES AND CLAIMS............................30
         SECTION 5.7  BOOKS AND RECORDS; INSPECTION RIGHTS...................30
         SECTION 5.8  LIENS..................................................30
         SECTION 5.9  PROHIBITION ON SALE OF ASSETS..........................30
         SECTION 5.10 MODIFICATIONS OF CERTAIN DOCUMENTS.....................30
         SECTION 5.11 PROHIBITION ON FUNDAMENTAL CHANGES.....................30
         SECTION 5.12 TRANSACTIONS WITH AFFILIATES...........................31
         SECTION 5.13 RULE 144A INFORMATION..................................31

ARTICLE 6  REDEMPTION OF BONDS...............................................32
         SECTION 6.1  OPTIONAL REDEMPTION; REDEMPTION PRICE..................32
         SECTION 6.2  MANDATORY REDEMPTION; SELECTION OF BONDS
                      TO BE REDEEMED; REDEMPTION PRICE.......................32
         SECTION 6.3  ELECTION OR REQUIREMENT TO REDEEM; NOTICE TO TRUSTEE...32
         SECTION 6.4  NOTICE OF REDEMPTION...................................33
         SECTION 6.5  BONDS PAYABLE ON REDEMPTION DATE.......................34
         SECTION 6.6  BONDS REDEEMED IN PART.................................34

ARTICLE 7  RESERVED .........................................................34

ARTICLE 8  EVENTS OF DEFAULT AND REMEDIES....................................34
         SECTION 8.1  EVENTS OF DEFAULT......................................34
         SECTION 8.2  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.....36
         SECTION 8.3  TRUSTEE MAY FILE PROOFS OF CLAIM; APPOINTMENT
                      OF TRUSTEE AS ATTORNEY-IN-FACT IN JUDICIAL
                      PROCEEDINGS............................................37
         SECTION 8.4  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION
                      OF BONDS...............................................38
         SECTION 8.5  APPLICATION OF MONEY COLLECTED.........................38
         SECTION 8.6  LIMITATION ON SUITS....................................39
         SECTION 8.7  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL,
                      PREMIUM AND INTEREST...................................39
         SECTION 8.8  RESTORATION OF RIGHTS AND REMEDIES.....................39
         SECTION 8.9  RIGHTS AND REMEDIES CUMULATIVE.........................39
         SECTION 8.10 DELAY OR OMISSION NOT WAIVER...........................40
         SECTION 8.11 CONTROL BY HOLDERS.....................................40
         SECTION 8.12 WAIVER OF PAST DEFAULTS................................40
         SECTION 8.13 UNDERTAKING FOR COSTS..................................41
         SECTION 8.14 WAIVER OF STAY OR EXTENSION LAWS.......................41

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ARTICLE 9  CONCERNING THE TRUSTEE............................................41
         SECTION 9.1  CERTAIN RIGHTS AND DUTIES OF TRUSTEE...................41
         SECTION 9.2  TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC..............43
         SECTION 9.3  TRUSTEE AND OTHERS MAY HOLD BONDS......................44
         SECTION 9.4  MONEYS HELD BY TRUSTEE OR PAYING AGENT.................44
         SECTION 9.5  COMPENSATION OF TRUSTEE AND ITS LIEN...................44
         SECTION 9.6  RIGHT OF TRUSTEE TO RELY ON OFFICER'S
                      CERTIFICATES AND OPINIONS OF COUNSEL...................45
         SECTION 9.7  PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE............45
         SECTION 9.8  RESIGNATION AND REMOVAL OF TRUSTEE;
                      APPOINTMENT OF SUCCESSOR...............................45
         SECTION 9.9  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.........46
         SECTION 9.10 MERGER, CONVERSION OR CONSOLIDATION OF TRUSTEE.........47
         SECTION 9.11 MAINTENANCE OF OFFICES AND AGENCIES....................47
         SECTION 9.12 REPORTS BY TRUSTEE.....................................49
         SECTION 9.13 TRUSTEE RISK...........................................50
         SECTION 9.14 APPOINTMENT OF CO-TRUSTEE..............................50

ARTICLE 10  CONCERNING THE HOLDERS...........................................51
         SECTION 10.1 ACTS OF HOLDERS........................................51
         SECTION 10.2 BONDS OWNED BY ISSUER AND AFFILIATES
                      DEEMED NOT OUTSTANDING.................................52

ARTICLE 11  HOLDERS' MEETINGS ...............................................52
         SECTION 11.1 PURPOSES FOR WHICH HOLDERS' MEETINGS MAY BE CALLED.....52
         SECTION 11.2 ISSUER AND HOLDERS MAY CALL MEETING....................53
         SECTION 11.3 PERSONS ENTITLED TO VOTE AT MEETING....................53
         SECTION 11.4 DETERMINATION OF VOTING RIGHTS; CONDUCT AND
                      ADJOURNMENT OF MEETING.................................53
         SECTION 11.5 COUNTING VOTES AND RECORDING ACTION OF MEETING.........54

ARTICLE 12  SUPPLEMENTAL INDENTURES..........................................54
         SECTION 12.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.....54
         SECTION 12.2 SUPPLEMENTAL INDENTURE WITH CONSENT OF HOLDERS.........56
         SECTION 12.3 EXECUTION OF SUPPLEMENTAL INDENTURES...................57
         SECTION 12.4 EFFECT OF SUPPLEMENTAL INDENTURES......................57
         SECTION 12.5 CONFORMITY WITH TRUST INDENTURE ACT....................57
         SECTION 12.6 REFERENCE IN BONDS TO SUPPLEMENTAL INDENTURES..........57

ARTICLE 13  SATISFACTION AND DISCHARGE.......................................58
         SECTION 13.1 SATISFACTION AND DISCHARGE OF BONDS....................58
         SECTION 13.2 SATISFACTION AND DISCHARGE OF INDENTURE................59
         SECTION 13.3 APPLICATION OF TRUST MONEY.............................60
         SECTION 13.4 RETURN OF MONEYS HELD BY TRUSTEE AND
                      UNCLAIMED FOR THREE YEARS..............................60

ARTICLE 14  DEFEASANCE ......................................................60
         SECTION 14.1 DEFEASANCE.............................................60
         SECTION 14.2 CONDITIONS TO DEFEASANCE...............................61

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ARTICLE 15  POSSESSION, USE AND RELEASES OF PROPERTY;
            WITHDRAWAL OF TRUST MONEYS.......................................62
         SECTION 15.1 POSSESSION AND USE OF PROPERTY;
                      DISPOSITIONS WITHOUT RELEASE...........................63
         SECTION 15.2 RELEASES...............................................64
         SECTION 15.3 PURCHASER PROTECTED....................................65
         SECTION 15.4 "TRUST MONEYS".........................................66
         SECTION 15.5 POWERS EXERCISABLE NOTWITHSTANDING EVENT OF DEFAULT....66
         SECTION 15.6 POWERS EXERCISABLE BY TRUSTEE OR RECEIVER..............66
         SECTION 15.7 INVESTMENT OF MONEYS...................................66

ARTICLE 16  LIMITATION ON LIABILITY..........................................68
         SECTION 16.1 LIMITATION ON LIABILITY................................68


SCHEDULES:

         Schedule A     Permitted Liens
         Schedule B     List of Mortgages, Assignment of Leases and Rents,
                        Security Agreement and Fixture Filings

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                  INDENTURE dated as of October 18, 2001 between NORTHEAST
GENERATION COMPANY, a Connecticut corporation (the "ISSUER") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "TRUSTEE").

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, the Issuer intends from time to time to authorize the creation of its bonds, debentures, notes or other evidences of indebtedness to be issued in one or more series (the "BONDS") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture (as hereinafter defined); and the Issuer has duly authorized the execution and delivery of this Indenture to secure the Bonds and to provide for the authentication and delivery thereof by the Trustee; and

                  WHEREAS, all things necessary to make the Bonds, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

                  NOW, THEREFORE, that, for and in consideration of the premises and of the covenants herein contained and of the purchase of the Bonds by the holders thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders (as hereinafter defined) of the Bonds, as follows:

                                    ARTICLE 1

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 1.1 DEFINITIONS; CONSTRUCTION. For all purposes of this Indenture (and for all purposes of any other Financing Document (as hereinafter defined) or any other instrument or agreement that incorporates provisions of this Indenture by reference), except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein that are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

                  (3) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and
         (iii) all calculations made for the purposes of determining compliance with this Indenture shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, GAAP (as hereinafter defined);


                     Northeast Generation Company Indenture
                     --------------------------------------
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                                      -2-


                  (4) all references in this Indenture (including the Appendices and Schedules hereto) to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

                  (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (6) unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other;

                  (7) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Financing Documents and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Financing Documents;

                  (8) any reference to any Person (as hereinafter defined) shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents and, in the case of any Governmental Authority (as hereinafter defined), any Person succeeding to its functions and capacities;

                  (9) unless the context clearly requires otherwise, references to "Law" (as hereinafter defined) or to any particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Indenture; and

                  (10) unless the context clearly indicates to the contrary, all references in this Indenture to "this Indenture", the "benefits of this Indenture", the "Lien of this Indenture", or phrases of similar import shall be deemed to include reference to the Collateral Documents (as hereinafter defined) to the extent that reference to the Collateral Documents is not expressly made.

                  "ACT" when used with respect to any Holder, shall have the meaning set forth in Section 10.1.

                  "AFFECTED PROPERTY" means, with respect to any Event of Loss, the property of the Issuer that is lost, destroyed, damaged, condemned or otherwise taken as a result of such Event of Loss.

                  "AFFILIATE" with respect to any Person, means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person,



                     Northeast Generation Company Indenture
                     --------------------------------------

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                                      -3-


shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. In any event, any shareholder of the Issuer shall be deemed to be an Affiliate of the Issuer and any Person that owns directly or indirectly 10% or more of securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the Issuer or other ownership interests of any other Person will be deemed to control such corporation or other Person.

                  "AUTHENTICATING AGENT" means any Person acting as Authenticating Agent hereunder pursuant to Section 9.11.

                  "AUTHORIZED AGENT" means any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

                  "AUTHORIZED NEWSPAPER" means a newspaper published in English at least once a day for at least five days in each calendar week and of general circulation in The City of New York, State of New York. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof shall constitute a sufficient publication of such notice.

                  "AUTHORIZED REPRESENTATIVE" of the Issuer or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.

                  "AUTHORIZED SIGNATORY" means any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Bonds.

                  "BOARD OF DIRECTORS", when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them.

                  "BOARD RESOLUTION" means a copy of a resolution certified by the secretary or an assistant secretary of the Issuer to have been adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification.

                  "BONDS" shall have the meaning set forth in the preamble to this Indenture.

                  "BUSINESS DAY" means a day which is neither a legal holiday nor a day on which banking institutions (including, without limitation, the members of the Federal Reserve System) are authorized or required by law, regulation or executive order to close in The City of New York or the State of Connecticut.


                     Northeast Generation Company Indenture
                     --------------------------------------

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                                      -4-


                  "CLOSING DATE" means October 18, 2001, the date on which the Initial Bonds are first issued and sold under the First Supplemental Indenture.

                  "COLLATERAL" means all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Trustee pursuant to the Collateral Documents.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages and the Consents.

                  "COMMERCIALLY FEASIBLE BASIS" means that, following an Event of Loss, (i) the sum of the proceeds of business interruption insurance and revenues of the Issuer during the estimated period of rebuilding, repair or restoration will be sufficient to make all payments, if any, of principal, interest and fees required to be made in respect of Senior Debt during the estimated period of rebuilding, repair or restoration and (ii) the Facilities, after the Affected Property has been rebuilt, repaired or restored, can be expected to perform in a manner consistent with their performance prior to the Event of Loss.

                  "CONSENTS" means, collectively, the consent and agreement dated as of October 18, 2001 among the Trustee, Select, Northeast Utilities and the Issuer.

                  "CORPORATE TRUST OFFICE" means the principal office of the Trustee or Security Registrar at which the corporate trust business of the Trustee or Security Registrar, as the case may be, shall at any particular time be principally administered, which at the time of the execution of this Indenture is, in each case, located at 101 Barclay Street, Floor 21W, New York, NY 10286, Attention: Corporate Trust Administration.

                  "COVENANT DEFEASANCE" has the meaning set forth in Section
14.1.

                  "CUSTODIAN" has the meaning set forth in Section 2.5.

                  "DEFAULT" means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, could become an Event of Default if not cured or remedied.

                  "ENVIRONMENTAL APPROVALS" means Governmental Approvals required under applicable Environmental Laws.

                  "ENVIRONMENTAL LAWS" means any and all Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (i) noise, emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, environmentally regulated materials, materials containing environmentally regulated materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata; (ii) the use, treatment, storage, disposal, handling, manufacture, processing, distribution, transportation, or shipment of environmentally regulated materials, materials containing environmentally regulated materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing environmentally


                     Northeast Generation Company Indenture
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                                      -5-


regulated materials); (iii) pollution or the protection of human health, the environment or natural resources or (iv) zoning and land use.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                  "EVENT OF DEFAULT" means any event or condition specified as such in Section 8.1 hereof that shall have continued for the applicable period of time, if any, therein designated.

                  "EVENT OF EMINENT DOMAIN" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the collateral by any Governmental Authority.

                  "EVENT OF LOSS" means an event which causes all or a portion of any Facility to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever including, but not limited to, an Event of Eminent Domain.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

                  "FACILITIES" means, at any time, the electric generation plants and the related facilities, equipment, facility site and real property owned by the Issuer at such time and, in each case, the business and activities related thereto.

                  "FEDERAL BANKRUPTCY CODE" means Title 11 of the United States Code, as amended and in effect from time to time.

                  "FINANCING DOCUMENTS" means this Indenture, any Series Supplemental Indenture, the Bonds, the Collateral Documents and the Registration Rights Agreement.

                  "FIRST SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture dated as of October 18, 2001 between the Trustee and the Issuer.

                  "FITCH" means Fitch IBCA Inc. or any successor thereto.

                  "GAAP" means generally accepted accounting principles in effect in the United States applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Issuer's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

                  "GLOBAL BONDS" means a Bond in global form that evidences all or part of the Bonds and is authenticated and delivered to, and registered in the name of, the Registered Depositary for such securities or a nominee thereof.


                     Northeast Generation Company Indenture
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                                      -6-


                  "GOOD FAITH CONTEST" means the contest of an item if such item is diligently contested in good faith by appropriate proceedings timely instituted and adequate reserves are established if required by and in accordance with GAAP with respect to the contested item.

                  "GOVERNMENTAL APPROVALS" means any authorization, consent, approval, order, license, franchise, ruling, permit, certification, waiver, exemption, filing or registration by or with any Governmental Authority (including, without limitation, Environmental Approvals, zoning variances, special exceptions and non-conforming uses) relating to the construction, ownership, operation or maintenance of the Facilities or to the execution, delivery or performance of any Transaction Document.

                  "GOVERNMENTAL AUTHORITY" means any nation, state, sovereign or government, any federal, regional, state, municipal, local or political subdivision thereof or any department, commission, board, bureau, agency, instrumentality, judicial or administrative body or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into in the ordinary course of business and not for speculative purposes.

                  "HOLDER" means a Person in whose name a Bond is registered in the Security Register.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person upon which interest charges are customarily paid, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade and other accounts payable incurred in the ordinary course of business so long as such trade accounts payable are payable and paid within 90 days of the date the respective goods are delivered or the respective services are rendered or invoiced), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Indebtedness of any other Person guaranteed by such Person or for which such Person shall otherwise (including payments pursuant to any keep-well, make-well or similar arrangement) become directly or indirectly liable, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or issuer in respect of letters of credit or the like and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.


                     Northeast Generation Company Indenture
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

                  "INDENTURE" means this instrument entered into by the Issuer and the Trustee.

                  "INITIAL BONDS" has the meaning assigned to such term in the First Supplemental Indenture.

                  "INITIAL PURCHASERS" means Salomon Smith Barney Inc., Barclays Capital and TD Securities as the initial purchasers of the Initial Bonds.

                  "INITIAL SELECT POWER SALES AGREEMENT" means the Power Purchase and Sales Agreement dated December 27, 1999 between the Issuer and Select Energy.

                  "INVESTMENT GRADE RATING" means a long-term senior debt rating of Baa3 (or the equivalent) or higher in the case of Moody's, BBB- (or the equivalent) or higher in the case of S&P or BBB- (or the equivalent) or higher in the case of Fitch.

                  "ISSUER" has the meaning set forth in the first paragraph of this Indenture.

                  "ISSUER ORDER" means a written request or order signed in the name of the Issuer by one of its Authorized Representatives or by its treasurer, secretary, or one of its assistant treasurers or assistant secretaries.

                  "ISSUER'S OBLIGATIONS" has the meaning set forth in Section 16.1.

                  "JUNIOR LIENS" means any Lien that is junior in priority to the Liens created pursuant to the Collateral Documents; provided that (i) the junior lien is subject and subordinate to the liens in favor of the Trustee pursuant to the Collateral Documents, (ii) so long as any of the Bonds are Outstanding, the holder of the junior lien expressly agrees not to exercise remedies against the Collateral without the consent of the Trustee, (iii) the holder of the junior lien agrees to remit any proceeds from the exercise of remedies to the Trustee for application to the payment of the Bonds, until the Bonds have been paid in full and (iv) the Issuer has delivered an opinion or opinions of counsel to the Trustee as to compliance with the requirements of this definition.

                  "LAW" means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, Governmental Approval, consent or other requirement of any Governmental Authority, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.

                  "LEGAL DEFEASANCE" has the meaning set forth in Section 14.1.

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.


                     Northeast Generation Company Indenture
                     --------------------------------------

                  "LOSS PROCEEDS" means all proceeds of casualty insurance or other amounts (other than the proceeds of business interruption and liability insurance) received on account of any Event of Loss.

                  "MAJORITY HOLDERS" means the holders of more than 50% in aggregate principal amount of (i) the Bonds then Outstanding or (ii) the Outstanding Bonds of the applicable series, as the case may be.

                  "MANDATORY REDEMPTION ACCOUNT" has the meaning given to such term in Section 6.3.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Issuer, (b) the ability of the Issuer to perform any of its obligations under any Transaction Document to which it is a party, which obligations are material to the Issuer or (c) the material rights available to the Holders or the Trustee, as representative of the Holders.

                  "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

                  "MORTGAGES" means each of the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filings made by the Issuer in favor of the Trustee set forth on Schedule B hereto.

                  "NORTHEAST UTILITIES" means Northeast Utilities, a Massachusetts voluntary association.

                  "NORTHEAST UTILITIES GUARANTEE" means the guarantee dated October 18 in favor of the Issuer.

                  "NORTHFIELD MOUNTAIN FACILITY" means the Issuer's 1,080 MW pumped storage facility and related real property located along the Connecticut River in the towns of Northfield, Erving, Montague and Gill, Massachusetts, Hinsdale, New Hampshire and Vernon, Vermont.

                  "NU ENTERPRISES" means NU Enterprises, Inc., a Connecticut corporation.

                  "OBLIGATIONS" shall have the meaning set forth in Section
14.2.

                  "OFFICER'S CERTIFICATE" means, unless otherwise specifically provided, a certificate of an Authorized Representative of the Issuer and signed by a director, president, a vice president, the treasurer, an assistant treasurer or the secretary of the Issuer.

                  "OPINION OF COUNSEL" means a written opinion of counsel for any Person expressly referred to herein which may include, without limitation, counsel for the Issuer, whether or not such counsel is an employee of the Issuer.

                  "OUTSTANDING", when used with respect to Bonds or any principal amount thereof, means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:


                     Northeast Generation Company Indenture
                     --------------------------------------

                  (i) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Bonds or portions thereof for whose redemption money in the necessary amount has been theretofore deposited in trust with the Trustee; PROVIDED that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption has been duly given pursuant to Article 6 or provision therefor satisfactory to the Trustee has been made;

                  (iii) Bonds or portions thereof deemed to have been paid within the meaning of Section 13.1;

                  (iv) Bonds as to which defeasance has been effected pursuant to Article 14;

                  (v) Bonds which have been paid pursuant to Section 2.9 or that have been exchanged for other Bonds or Bonds in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture other than any Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Bonds are held by a protected purchaser in whose hands such Bonds constitute valid obligations of the Issuer; and

                  (vi) Bonds not deemed Outstanding in accordance with Section 10.2.

                  "PAYING AGENT" means any Person acting as Paying Agent hereunder pursuant to Section 9.11.

                  "PERMITTED INVESTMENTS" means investments in securities or other instruments that are: (i) direct obligations of the United States, or any agency thereof; (ii) obligations fully guaranteed by the United States or any agency thereof; (iii) certificates of deposit issued by commercial banks under the laws of the United States or any political subdivision thereof or under the laws of Canada, Japan or any country that is a member of the European Economic Union having a combined capital and surplus of at least $500,000,000 and having long-term unsecured, unguaranteed debt securities rated "A" or better by S&P and "A2" or better by Moody's (but at the time of investment not more than $25,000,000 may be invested in such certificates of deposit from any one bank);
(iv) repurchase obligations for underlying securities of the types described in clauses (i) and (ii) above, entered into with any commercial bank meeting the qualifications specified in clause (iii) above or any other financial institution having long-term unsecured, unguaranteed debt securities rated "A" or better by S&P and "A2" or better by Moody's in connection with which such underlying securities are held in trust or by a third-party custodian; (v) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company); (vi) investments in money market funds having a rating assigned by each of the Rating Agencies equal to the highest rating assigned thereby to money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an Affiliate thereof), having an investment policy that requires substantially all the invested assets of such


                     Northeast Generation Company Indenture
                     --------------------------------------
fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of "A" or better by S&P and "A2" or better by Moody's (including money market funds or money market mutual funds for which the Trustee in its individual capacity or any of its affiliates is investment manager or adviser); or (vii) a deposit of any bank (including the Trustee), trust company or financial institution authorized to engage in the banking business having a combined capital and surplus of at least US$500,000,000, whose long-term, unsecured, unguaranteed debt is rated "A" or higher by S&P and "A2" of higher by Moody's.

                  "PERMITTED LIENS" means:

                  (a) Liens in favor of the Issuer;

                  (b) Liens imposed by law for taxes, assessments or governmental charges that are not yet delinquent and remain payable without penalty or that are being contested in good faith by appropriate proceedings;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in good faith by appropriate proceedings;

                  (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or other statutory obligations of the Issuer;

                  (e) pledges, cash deposits or rights of set-off to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, government contracts and other obligations of a like nature (other than for payment obligations of borrowed money), in each case in the ordinary course of business;

                  (f) judgment liens in respect of judgments that do not give rise to an Event of Default under clause (h) of Section 8.1;

                  (g) easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer;

                  (h) Junior Liens securing Hedging Agreements which Hedging Agreements relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

                  (i) Liens that are incidental to the business of the Issuer, are not for borrowing money and are not material, taken as a whole, to the business of the Issuer;

                  (j) Liens created or granted pursuant to the Collateral Documents;


                     Northeast Generation Company Indenture
                     --------------------------------------

                  (k) Other Liens existing upon the issuance of the Initial Bonds, as identified on Schedule A;

                  (l) Liens existing on property at the time of its acquisition by the Issuer;

                  (m) Liens to secure purchase money indebtedness not exceeding the cost of the property involved;

                  (n) Liens created to extend, renew, replace, or refinance any Indebtedness of the Issuer that is secured by Permitted Liens;

                  (o) Involuntary Liens imposed on the Issuer, so long as the Issuer is working diligently to resolve the problem and during such time the Lien does not result in a Material Adverse Effect as certified to the Trustee in an Officer's Certificate; and

                  (p) Junior Liens.

                  "PERSON" means any individual, sole proprietorship, corporation, company, partnership, joint venture, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

                  "PLACE OF PAYMENT", when used with respect to the Bonds of any series means the office or agency maintained pursuant to Section 9.11 and such other place or places, if any, where the principal of, and premium, if any, and interest on the Bonds of such series are payable as specified herein or in any Series Supplemental Indenture setting forth the terms of the Bonds of such series.

                  "POWER SALES AGREEMENT" means each contract or agreement now existing or entered into in the future by the Issuer for the sale of electrical generating capacity, electrical energy, ancillary services or any combination thereof.

                  "PREDECESSOR BONDS", with respect to any particular Bond, means any previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; for the purposes of this definition, any Bond authenticated and delivered under Section 2.9 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PRUDENT INDUSTRY PRACTICE" means any of those practices, methods, standards and acts (including but not limited to the practices, methods and acts engaged in or approved by a significant portion of the electric power generation industry in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, could have been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices generally conform to applicable law and


                     Northeast Generation Company Indenture
                     --------------------------------------
governmental approvals. "PRUDENT INDUSTRY PRACTICE" is not intended to be limited to optimal practices that could be used to accomplish a desired result.

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended and in effect from time to time.

                  "RATING AGENCIES" means S&P, Moody's, and Fitch or another nationally recognized credit rating agency of similar standing if any of the foregoing corporations is not in the business of rating the subject of such rating.

                  "REDEMPTION DATE" has the meaning set forth in Section 6.2.

                  "REDEMPTION PRICE" means, with respect to any Bond Outstanding on any Redemption Date, an amount equal to the principal amount of such Bond Outstanding on such date, PLUS interest accrued and unpaid to but excluding such Redemption Date.

                  "REGISTERED DEPOSITARY" means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated October 12, 2001 between the Issuer and Salomon Smith Barney Inc. as representative of the Initial Purchasers.

                  "REGULAR RECORD DATE", for any Bond of a series for the Scheduled Payment Date of any installment of principal thereof or payment of interest thereon, means the 15th day (whether or not a Business Day) next preceding such Scheduled Payment Date, or any other date specified for such purpose in the form of Bond of such series attached to the Series Supplemental Indenture relating to the Bonds of such series.

                  "REGULATION S" means Regulation S promulgated under the Securities Act, as amended and in effect from time to time and any successor regulation.

                  "RELATED PERSON" has the meaning set forth in Section 16.1.

                  "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer in the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act, as amended and in effect from time to time.

                  "S&P" means Standard & Poor's Ratings Group or any successor thereto.


                     Northeast Generation Company Indenture
                     --------------------------------------

                  "SCHEDULED PAYMENT DATE" means, with respect to any Bond of a series or any installment of principal thereof or payment of interest thereon, the date specified in such Bond (or in the Series Supplemental Indenture relating to such series) as the fixed date on which such Bond or such installment of principal or payment of interest is due and payable.

                  "SEC" means the Securities and Exchange Commission of the United States.

                  "SECURED PARTIES" has the meaning given to such term in the Security Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended and in effect from time to time.

                  "SECURITY AGREEMENT" means the Security Agreement dated as of October 18, 2001 between the Issuer and the Trustee.

                  "SECURITY REGISTER" has the meaning set forth in Section 2.8.

                  "SECURITY REGISTRAR" means any Person acting as Security Registrar pursuant to Sections 2.8 and 9.11.

                  "SELECT ENERGY" means Select Energy, Inc., a Connecticut corporation.

                  "SELECT POWER SALES AGREEMENT" means the Initial Select Power Sales Agreement and any amendment, extension or renewal thereof.

                  "SENIOR DEBT" means the Issuer's Indebtedness under the Bonds or any other Indebtedness (whether secured or unsecured) of the Issuer that ranks PARI PASSU with the Bonds.

                  "SERIES SUPPLEMENTAL INDENTURE" means any indenture supplemental to this Indenture entered into by the Issuer and the Trustee which establishes, in accordance with this Indenture, the title, form and terms of the Bonds of one or more series; and "SERIES SUPPLEMENTAL INDENTURES" means each and every Series Supplemental Indenture.

                  "SHAREHOLDER" means NU Enterprises, which is at the date of this Indenture the sole holder of an equity interest in the Issuer, and any future shareholders of the Issuer.

                  "SPECIAL RECORD DATE" for the payment of any defaulted principal or interest means a date fixed by the Trustee pursuant to Section 2.10.

                  "SUBSIDIARY" means, with respect to any Person, (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has a 50% or greater equity interest at the time.


                     Northeast Generation Company Indenture
                     --------------------------------------

                  "TAX" means, with respect any Person, any tax (whether income, gross receipts, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, levy, impost, fee, charge or withholding directly or indirectly imposed, assessed, levied or collected by or for the account of any Governmental Authority.

                  "TRANSACTION DOCUMENTS" means the Financing Documents, the Initial Select Power Sales Agreement and the Northeast Utilities Guarantee.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed (or, with respect to any supplemental indenture, the date as of which such supplemental indenture was executed).

                  "TRUSTEE" means the person named as the "Trustee" in the first paragraph of this Indenture and its successors and assigns, and any corporation resulting from or surviving any consolidation or merger to which it or its successors and assigns may be a party, or any successor to all or substantially all of its corporate trust business, PROVIDED that any such successor or assign or surviving corporation shall be eligible for appointment as trustee pursuant to Section 9.7, until a successor Trustee shall have become the Trustee hereunder pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee.

                  "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or any other jurisdiction the laws of which control the creation or perfection of security interests under the Collateral Documents.

                  "UNITED STATES" means the United States of America.

                  SECTION 1.2 COMPLIANCE CERTIFICATES AND OPINIONS. Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Trustee that the Trustee take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if so requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


                     Northeast Generation Company Indenture
                     --------------------------------------

                  (c) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  With the delivery of this Indenture, the Issuer is furnishing to the Trustee, and from time to time thereafter may furnish, an Officer's Certificate identifying and certifying the incumbency and specimen signatures of the Authorized Representatives of the Issuer. Until the Trustee receives a subsequent Officers' Certificate, the Trustee shall be entitled to conclusively rely on the last such Officers' Certificate delivered to it for purposes of determining the Authorized Representatives of the Issuer.

                  SECTION 1.3 FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which such officer's certificate is based are erroneous or otherwise inaccurate. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

                  Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 1.4 NOTICES, ETC. TO TRUSTEE. Any Act of Holders or other document required or permitted by this Indenture shall be deemed to have been made or given, as applicable, only if such notice is in writing and delivered personally, or by registered or certified first-class United States mail with postage prepaid and return receipt requested, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:


                     Northeast Generation Company Indenture
                     --------------------------------------

                  Trustee: Bank of New York
                           101 Barclay Street, Floor 21W
                           New York, NY 10286

                           Attention: Corporate Trust Administration

                           Telecopier No.:  973-357-7840
                           Telephone No.:  973-247-4545


                  Issuer:  Northeast Generation Company
                           107 Selden Street
                           Berlin, CT  06037

                           Attention: David R. McHale
                                      Vice President & Treasurer
                                      Northeast Utilities Services Company
                                      Agent for Northeast Generation Company

                           Telecopier No.:  860-665-3847

Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation). Any notice given to a party by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.

                  SECTION 1.5 NOTICES TO HOLDERS; WAIVER. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

                  SECTION 1.6 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust


                     Northeast Generation Company Indenture
                     --------------------------------------

Indenture Act that may be so modified or excluded, the latter provision shall be deemed, for purposes of this Indenture, to be so modified or excluded, as the case may be.

                  SECTION 1.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 1.8 SUCCESSORS AND ASSIGNS. All covenants, agreements, representations and warranties in this Indenture by the Trustee and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

                  SECTION 1.9 SEVERABILITY CLAUSE. In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 1.10 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 1.11 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF TO THE EXTENT THE APPLICATION OF SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                  SECTION 1.12 LEGAL HOLIDAYS. In any case where the Redemption Date or the Scheduled Payment Date of any Bond or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Bond) payment of interest and/or principal, and/or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date or on the Scheduled Payment Date, or on the date on which the defaulted interest is proposed to be paid, and, except as provided in any Series Supplemental Indenture setting forth the terms of such Bond, if such payment is timely made, no interest shall accrue for the period from and after such Redemption Date or Scheduled Payment Date, or date for the payment of defaulted interest, as the case may be, to the date of such payment.

                  SECTION 1.13 EXECUTION IN COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                     Northeast Generation Company Indenture
                     --------------------------------------

                                    ARTICLE 2

                                    THE BONDS

                  SECTION 2.1 FORM OF BOND TO BE ESTABLISHED BY SERIES SUPPLEMENTAL INDENTURE. The Bonds of each series shall be substantially in the form (not inconsistent with this Indenture, including Section 2.5 hereof) established in the Series Supplemental Indenture relating to the Bonds of such series.

                  SECTION 2.2 FORM OF TRUSTEE'S AUTHENTICATION. The Trustee's certificate of authentication on all Bonds shall be in substantially the following form:

                  This Bond is one of the Bonds referred to in the within-mentioned Indenture.

                                    ----------------------------
                                      as Trustee

                                    By
                                      --------------------------
                                         Authorized Signatory

                                    Dated:
                                          ----------------------


                  SECTION 2.3 AMOUNT; ISSUABLE IN SERIES. The aggregate principal amount of Bonds that may be authenticated and delivered under this Indenture is unlimited, PROVIDED that this Section 2.3 shall not be deemed to in any way supersede the restrictions set forth in any Series Supplemental Indenture.

                  The Bonds may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Bonds of any series:

                  (a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from all other Bonds) and the form or forms of Bonds of such series;

                  (b) any limit upon the aggregate principal amount of the Bonds of such series that may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 2.7, 2.8, 2.9, 6.6 or 12.6 and except for Bonds that, pursuant to the last paragraph of Section 2.4 hereof, are deemed never to have been authenticated and delivered hereunder);

                  (c) the date or dates on which the principal of the Bonds of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the Bonds of such series shall be dated, if other than as provided in
         Section 2.13(a);


                     Northeast Generation Company Indenture
                     --------------------------------------

                  (d) the rate or rates at which the Bonds of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest is payable; and the basis of computation of interest, if other than as provided in Section 2.13(b);

                  (e) if other than as provided in Section 9.11, the place or places where (i) the principal of, premium, if any, and interest on Bonds of such series shall be payable, (ii) Bonds of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Issuer in respect of the Bonds of such series and this Indenture may be served;

                  (f) the price or prices at which, the period or periods within which and the terms and conditions upon which Bonds of such series may be redeemed, in whole or in part, at the option of the Issuer;

                  (g) the obligation, if any, of the Issuer to redeem, purchase or repay Bonds of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Bonds of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

                  (h) if other than in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Bonds of such series shall be issuable;

                  (i) the restrictions or limitations, if any, on the transfer or exchange of the Bonds of such series including, without limitation, with respect to Bonds to be sold outside of the United States pursuant to Regulation S or any other exemption from registration under the Securities Act;

                  (j) the obligation, if any, of the Issuer to file a registration statement with respect to the Bonds of such series or to exchange the Bonds of such series for Bonds registered pursuant to the Securities Act;

                  (k) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Bonds of such series, if other than as set forth herein; and

                  (l) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture).

                  (m) applicable CUSIP Numbers.

                  SECTION 2.4 AUTHENTICATION AND DELIVERY OF BONDS. Subject to
Section 2.3, at any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds of any series executed by the Issuer to the Trustee for authentication, together with


                     Northeast Generation Company Indenture
                     --------------------------------------
an Issuer Order for the authentication and delivery of such Bonds, and the Trustee shall thereupon authenticate and make available for delivery such Bonds in accordance with such Issuer Order, without any further action by the Issuer. No Bond shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication, in the form provided for herein, executed by the Trustee by the manual signature of any Authorized Signatory, and such certificate upon any Bonds shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered thereunder. In authenticating such Bonds and accepting the additional responsibilities under this Indenture in relation to such Bonds, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon:

                  (a) an executed Series Supplemental Indenture with respect to the Bonds of such series;

                  (b) an Officer's Certificate of the Issuer (i) certifying as to Board Resolutions of the Issuer by or pursuant to which the terms of the Bonds of such series were established, (ii) certifying that all conditions precedent under this Indenture to the Trustee's authentication and delivery of such Bonds have been complied with and
         (iii) certifying that the terms of the Bonds of such series are not inconsistent with the terms of this Indenture as then and theretofore supplemented;

                  (c) an Opinion of Counsel to the effect that (i) the form or forms and the terms of such Bonds have been established by a Series Supplemental Indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture and (ii) the Bonds of such series, when authenticated and made available for delivery by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

                  (d) such other documents and evidence with respect to the Issuer as the Trustee may reasonably request.

                  Prior to the authentication and delivery of a series of Bonds, the Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required by the related Series Supplemental Indenture.

                  Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder but never issued or sold by the Issuer, and the Issuer shall deliver such Bond to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Bond has never been issued or sold by the Issuer, for all purposes of this Indenture such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.


                     Northeast Generation Company Indenture
                     --------------------------------------

                  SECTION 2.5 FORM. The Bonds of each series shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon, as may be required to comply with the rules of any securities exchange upon which the Bonds of any such series are to be listed (if any) or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Issuer or by the Authorized Representative executing such Bonds, such determination by said Authorized Representative to be evidenced by its signing the Bonds.

                  The Bonds may be issued in the form of (a) definitive Bonds or
(b) one or more Global Bonds. Bonds issued in definitive form shall be registered in the name or names of such Persons and for the principal amounts as the Issuer may request. Bonds issued in the form of a Global Bond shall be registered in the name of the Registered Depositary or its nominee and shall represent the beneficial interests of Persons purchasing the Bonds. In the event any of the Bonds are issued in a transaction under Rule 144A of the Securities Act, any such Person shall purchase such Bonds in transactions complying with Rule 144A under the Securities Act. The Trustee, as custodian ("CUSTODIAN"), will act as custodian of each Global Bond for the Registered Depositary or appoint a sub-custodian to act in such capacity. So long as the Registered Depositary or its nominee is the registered owner of the Global Bond, it shall be considered the Holder of the Bonds represented thereby for all purposes hereunder and under the Global Bond. None of the Issuer, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by the Registered Depositary on account of beneficial interests in the Global Bond. Interests in the Global Bond shall be transferred on the Registered Depositary's book-entry settlement system.

                  Anything in this Section 2.5 to the contrary notwithstanding, the Initial Bonds shall be issued in definitive form unless otherwise specified in the First Supplemental Indenture.

                  SECTION 2.6 EXECUTION OF BONDS. The Bonds shall be executed on behalf of the Issuer by one of its Authorized Representatives. The signature of any such officer on the Bonds may be manual or facsimile.

                  Bonds bearing the manual or facsimile signatures of any individual who was, at the time such signature was affixed, the proper officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

                  SECTION 2.7 TEMPORARY BONDS. Pending the preparation of definitive Bonds of any series pursuant to Section 2.8, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and make available for delivery, temporary Bonds of such series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Representative executing such Bonds may determine, as evidenced by their execution of such Bonds.


                     Northeast Generation Company Indenture
                     --------------------------------------

                  If temporary Bonds of any series are issued, the Issuer will cause definitive Bonds of such series to be prepared without unreasonable delay. After the preparation of definitive Bonds of such series, the temporary Bonds of such series shall be exchangeable for definitive Bonds of such series upon surrender of the temporary Bonds of such series at the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds of any series, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor, definitive Bonds of such series of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Bonds of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds of such series.

                  SECTION 2.8 REGISTRATION; RESTRICTIONS ON TRANSFER AND EXCHANGE. (a) The Issuer shall cause to be kept at the Corporate Trust Office of the Security Registrar a register which, subject to such reasonable regulations as the Issuer may prescribe, shall provide for the registration of Bonds and for the registration of transfers and exchanges of Bonds. This register and, if there shall be more than one Security Registrar, the combined registers maintained by all such Security Registrars, are herein sometimes referred to as the "SECURITY REGISTER". The Trustee is hereby appointed the initial Security Registrar for the purpose of registering Bonds and transfers and exchanges of Bonds as herein provided. Upon any resignation or removal of the Security Registrar, the Issuer shall promptly appoint a successor, or in the absence of such appointment, assume the duties of such Security Registrar.

                  If a Person other than the Trustee is appointed by the Issuer as Security Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Security Registrar and of the location, and any change in the location of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon such Security Register as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds.

                  (b) Any Global Bond shall be exchanged for definitive Bonds, without coupons, and delivered to and registered in the name of Persons named by the Registered Depositary, rather than to the nominee for the Registered Depositary, if (i) the Issuer advises the Trustee in writing that the Registered Depositary is no longer willing or able to discharge properly its responsibilities as Registered Depositary with respect to the Bonds and the Issuer is unable to appoint a qualified successor, or that the Registered Depositary has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Issuer, at its option, elects to terminate the book-entry system through the Registered Depositary with respect to the Bonds and cause issuance of certificated Bonds or (iii) after the occurrence and continuation of an Event of Default, beneficial owners holding interests representing an aggregate principal amount of Bonds of more than 50% of the Bonds represented by the Global Bond advise the Trustee through the Registered Depositary in writing that the continuation of a book-entry system through the Registered Depositary with respect to the Bonds is no longer in such owners' best interests.

                  Upon the occurrence of any of the events in clauses (i) through (iii) of the preceding paragraph, the Trustee shall, by forwarding any notice received from the Issuer to the


                     Northeast Generation Company Indenture
                     --------------------------------------

Registered Depositary, be deemed to have notified all Persons who hold a beneficial interest in the Global Bond through participants in the Registered Depositary or indirect participants through participants in the Registered Depositary of the availability of definitive Bonds. Upon surrender by the Registered Depositary of the Global Bond and receipt of instructions for re-registration, the Security Registrar will exchange the Global Bond for an equal aggregate principal amount of definitive Bonds.

                  All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture and the other Collateral Documents, as the Bonds surrendered upon such registration of transfer or exchange.

                  Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar or any transfer agent, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

                  No service charge shall be required of any Holders participating in any transfer or exchange of Bonds in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any Tax that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges pursuant to Section 2.7, 6.6 or 12.6 not involving any transfer.

                  The Security Registrar shall not be required (a) to issue, register the transfer of or exchange any Bond of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds of such series selected for redemption under
Section 6.2 and ending at the close of business on the day of such mailing or
(b) to issue, register the transfer of or exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond redeemed in part.

                  SECTION 2.9 MUTILATED, DESTROYED, LOST AND STOLEN BONDS. If
(a) any mutilated or defaced Bond is surrendered to the Trustee, or the Issuer and the Security Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Bond, and (b) there is delivered to the Issuer, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Security Registrar or the Trustee that such Bond has been acquired by a protected purchaser, the Issuer shall execute and upon the Issuer's request the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of the same series and of like tenor, interest rate and principal amount, bearing a number not then outstanding and registered in the same manner. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such new Bond from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith.


                     Northeast Generation Company Indenture
                     --------------------------------------

                  Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Issuer, upon satisfaction of the conditions set forth in clauses (a) and (b) of the preceding paragraph may, instead of issuing a new Bond, pay such Bond.

                  Upon the issuance of any new Bond under this Section 2.9, the Issuer may require the payment of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses connected therewith.

                  Every new Bond issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture and the other Collateral Documents equally and proportionately with any and all other Bonds duly issued hereunder.

                  The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

                  SECTION 2.10 PAYMENT OF PRINCIPAL AND INTEREST; PRINCIPAL AND INTEREST RIGHTS PRESERVED. Principal or interest on any Bond that is payable, and punctually paid or duly provided for, on any Scheduled Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such principal or interest. Payment of principal of and interest on the Bonds of any series shall be made at the Place of Payment, or by check or in another manner or manners if so provided in the Series Supplemental Indenture relating to such series of Bonds, except for the final installment of principal payable with respect to a Bond, which shall be payable as provided in Section 6.5 (in the case of Bonds redeemed) or payable upon presentation and surrender of such Bond at the Place of Payment.

                  Any principal of or interest on any Bond of any series that is payable, but is not punctually paid or duly provided for, on any Scheduled Payment Date of an installment of principal or payment of interest shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and such defaulted principal or interest may be paid by the Issuer, at its election in each case, as provided in paragraph (a) or paragraph (b) below:

                  (a) The Issuer may elect to make payment of all or any portion of such defaulted principal or interest to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) in respect of which principal or interest is in default are registered at the close of business on a Special Record Date for the payment of such defaulted principal or interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee and the Paying Agent in writing of the amount of defaulted principal or interest proposed to be paid on each Bond of such series and the date of the proposed payment, and concurrently there shall be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted principal or interest or there shall be made arrangements acknowledged by the Trustee for


                     Northeast Generation Company Indenture
                     --------------------------------------
         such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted principal or interest as provided in this paragraph. Thereupon, the Trustee shall fix a Special Record Date for the payment of such defaulted principal or interest (together with other amounts payable with respect to such defaulted principal or interest) which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer and the Security Registrar of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of a Bond of such series at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted principal or interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted principal or interest shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph (b).

                  (b) The Issuer may make, or cause to be made, payment of any defaulted principal or interest (together with other amounts payable with respect to such defaulted interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds in respect of which principal or interest is in default may be listed, and, upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed reasonable by the Trustee.

                  Subject to the foregoing provisions of this Section 2.10, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

                  SECTION 2.11 PERSONS DEEMED OWNERS. Subject to Section 2.10, prior to due presentment of a Bond for registration of transfer, the Person in whose name any Bond is registered shall be deemed to be the owner of such Bond for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, regardless of any notice to anyone to the contrary.

                  SECTION 2.12 CANCELLATION. All Bonds surrendered for payment, redemption, credit against any sinking fund payment or registration of transfer or exchange or deemed lost or stolen shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and may not be reissued or sold. The Issuer may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever. All Bonds so delivered shall be promptly canceled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All


                     Northeast Generation Company Indenture
                     --------------------------------------
canceled Bonds held by the Trustee shall be disposed of by the Trustee in accordance with its standard policy.

                  SECTION 2.13 DATING OF BONDS; COMPUTATION OF INTEREST. (a) Except as otherwise provided in the Series Supplemental Indenture relating to any series of Bonds, each Bond of such series shall be dated the date of its authentication.

                  (b) Except as otherwise provided in the Series Supplemental Indenture relating to any series of Bonds, interest on the Bonds of such series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  SECTION 2.14 SOURCE OF PAYMENTS LIMITED; RIGHTS AND LIABILITIES OF THE ISSUER. All payments of principal and premium, if any, and interest to be made in respect of the Bonds and this Indenture shall be made only from the payments from the revenues of the Issuer, the Collateral and the income and proceeds received by the Trustee therefrom. Each Holder, by its acceptance of a Bond, agrees that (a) it will look solely to the revenues of the Issuer, the Collateral and the income and proceeds received by the Trustee therefrom to the extent available for distribution to such Holder as herein provided or provided in the Collateral Documents, (b) none of the Shareholders, or any of their respective past, present or future shareholders, partners, officers or directors or other related Persons, or the Trustee shall be personally or otherwise liable to any Holder, nor shall any of the Shareholders, or any of their respective past, present or future shareholders, partners, officers or directors or other related Persons, be personally or otherwise liable to the Trustee, for any amounts payable under any Bond or for any liability under this Indenture or any other Transaction Document, except as provided therein, and (c) recourse shall be otherwise limited in accordance with
Section 16.1.

                  SECTION 2.15 ALLOCATION OF PRINCIPAL AND INTEREST. Except as otherwise provided in Section 6.6, each payment of principal of and premium, if any, and interest on each Bond shall be applied, FIRST, to the payment of accrued but unpaid interest on such Bond (as well as any interest on overdue principal or, to the extent permitted by applicable Law, overdue interest) to the date of such payment, SECOND, to the payment of the principal amount of and premium, if any, on such Bond then due (including any overdue installment of principal) thereunder, and THIRD, the balance, if any, to the payment of the principal amount of such Bond remaining unpaid.

                  SECTION 2.16 PARITY OF BONDS. Except as otherwise provided in this Indenture and the other Collateral Documents, all Bonds of a series issued and outstanding hereunder rank on a parity with each other Bond of the same series and with all Bonds of each other series, and each Bond of a series shall be secured equally and ratably by this Indenture and the other Collateral Documents with each other Bond of the same series and with all Bonds of each other series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Bond of a series shall be entitled to the same benefits and security in this Indenture and the other Collateral Documents as each other Bond of the same series and with all Bonds of each other series.

                  SECTION 2.17 CUSIP NUMBERS. The Issuer in issuing the Bonds may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in


                     Northeast Generation Company Indenture
                     --------------------------------------
notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                    ARTICLE 3

                                    RESERVED


                                    ARTICLE 4

                                    RESERVED


                                    ARTICLE 5

                             COVENANTS OF THE ISSUER

                  The Issuer hereby covenants and agrees that so long as this Indenture is in effect and any Bonds remain Outstanding:

                  SECTION 5.1 PAYMENT OF PRINCIPAL OF (AND PREMIUM, IF ANY). The Issuer will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on each of the Bonds at the time and place and in the manner provided in the Bonds and this Indenture.

                  SECTION 5.2 FINANCIAL STATEMENTS AND OTHER INFORMATION. For so long as the Bonds are Outstanding, the Issuer will furnish to the Trustee:

                  (a) within 105 days after the end of each fiscal year of the Issuer, the audited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows of the Issuer as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Issuer and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three quarters of each fiscal year of the Issuer, the unaudited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows of the Issuer, setting forth in each case


                     Northeast Generation Company Indenture
                     --------------------------------------
         in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by an Authorized Representative of the Issuer as presenting fairly in all material respects the financial condition and results of operations of the Issuer and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) so long as a Select Power Sales Agreement is in effect, within 105 days after the end of each fiscal year of Select Energy, the audited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows of Select Energy as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Select Energy and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (d) so long as a Select Power Sales Agreement is in effect, within 60 days after the end of each of the first three quarters of each fiscal year of Select Energy the unaudited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows of Select Energy, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by an Authorized Representative of Select Energy as presenting fairly in all material respects the financial condition and results of operations of Select Energy and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (e) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, an Officer's Certificate signed by the Issuer's principal executive officer, principal financial officer or principal accounting officer (i) certifying as to whether to the best knowledge of the signer thereof a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent prior audited financial statements delivered pursuant to Section 5.2(a) or delivered to Holders on or prior to the Closing Date, as applicable, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Issuer with the SEC, or any Governmental Authority succeeding to any or all of the functions of said commission, or with any national securities exchange, or distributed by the Issuer to its shareholders generally, as the case may be;


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                                      -29-


                  (g) promptly after receiving notice of the same, notice of any material litigation or material governmental or environmental proceedings against the Issuer; and

                  (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Issuer, or compliance with the terms of this Indenture and the other Transaction Documents, as the Trustee or Majority Holders may reasonably request.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 5.3 EXISTENCE; CONDUCT OF BUSINESS. (a) So long as any Bonds shall be Outstanding, the Issuer will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a corporation organized under the laws of the United States or a political subdivision thereof and all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, privileges and franchises material to the conduct of its business as then conducted; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.11.

                  (b) Operating Capability. The Issuer at all times will either
(i) maintain in effect with a qualified operator an operation and maintenance agreement with respect to the Issuer's Facilities or (ii) directly employ Persons with a demonstrated ability to operate and maintain such facilities in accordance with Prudent Industry Practice.

                  SECTION 5.4 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. The Issuer will comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws and ERISA matters) and all contractual obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.5 MAINTENANCE OF PROPERTIES; INSURANCE. The Issuer will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Issuer from disposing of any asset (subject to compliance with Sections 5.9 and 5.11) or from discontinuing the operation or maintenance of any of such material properties if such discontinuance is, as determined by the Issuer in good faith, desirable in the conduct of its business and could not reasonably be expected to have a Material Adverse Effect on the Issuer and (b) maintain, with financially sound and reputable insurance companies, insurance with respect to each Facility in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Issuer will maintain insurance for risks customarily insured against by other enterprises having SEC registered or Rule 144A indebtedness and owning and operating facilities of like size and type as that of the Facilities in accordance with Prudent Industry Practice.


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
                                      -30-


                  SECTION 5.6 PAYMENT OF TAXES AND CLAIMS. The Issuer will pay its obligations, including Tax liabilities, before the same shall become delinquent or in default unless the same is then the subject of a Good Faith Contest or except where nonpayment will not have a Material Adverse Effect.

                  SECTION 5.7 BOOKS AND RECORDS; INSPECTION RIGHTS. The Issuer will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Issuer will permit the Trustee or its representative, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

                  SECTION 5.8 LIENS. The Issuer will not create, incur, assume or permit to exist any Lien on any Collateral other than Permitted Liens.

                  SECTION 5.9 PROHIBITION ON SALE OF ASSETS. The Issuer will not sell or otherwise dispose of any assets other than (a) sales and dispositions in the ordinary course of business; (b) any sales or dispositions of surplus, obsolete or worn-out equipment; (c) any sales or dispositions required for compliance with applicable Law or necessary Governmental Approvals; (d) any sales or dispositions of assets permitted under Section 5.11; and (e) any other sale or other disposition; PROVIDED, in each case, that after giving effect to such event, no Event of Default shall have occurred and be continuing and such event will not result in a Material Adverse Effect.

                  SECTION 5.10 MODIFICATIONS OF CERTAIN DOCUMENTS. Without the prior consent of the Majority Holders, the Issuer will not agree or consent to any termination, modification, supplement, replacement or waiver of any Transaction Document, unless such termination, modification, supplement, replacement or waiver could not, individually or collectively with all other such terminations, modifications, supplements, replacements and waivers, reasonably be expected to have a Material Adverse Effect. The foregoing provision shall not be construed as restricting or preventing the Issuer in any way from (i) modifying the Initial Select Power Sales Agreement so long as such modifications are not adverse to the interests of the Holders, (ii) modifying the Initial Select Power Sales Agreement in order to comply with any future rules, regulations or orders of the Federal Energy Regulatory Commission or any other Governmental Authority or (iii) entering into a new or modified power sales agreement with Select Energy upon the expiration of the initial term of the Initial Select Power Sales Agreement on December 31, 2005.

                  SECTION 5.11 PROHIBITION ON FUNDAMENTAL CHANGES.

                  (a) MERGERS, CONSOLIDATIONS, DISPOSAL OF ASSETS, ETC. The Issuer will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that the Issuer may merge with, or transfer all or substantially all of its assets to, another Person if: (i) the survivor is a U.S. corporation organized


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
                                      -31-


under the laws of the United States, any state thereof or the District of Columbia; (ii) simultaneous with such transaction the survivor, if not the Issuer, expressly assumes all of the obligations of the Issuer under this Indenture, the Bonds and the other Transaction Documents; and (iii) after giving effect to such transaction (x) no Default or Event of Default shall have occurred and be continuing and (y) no Material Adverse Effect shall have occurred.

                  (b) LINES OF BUSINESS. The Issuer will not engage to any material extent in any business other than the ownership and operation of electric transmission and non-nuclear electric generating facilities and the buying, selling, and marketing of electricity.

                  SECTION 5.12 TRANSACTIONS WITH AFFILIATES. The Issuer will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) so long as PUHCA is in effect, transactions in the ordinary course of business that are permitted under PUHCA, (b) if PUHCA ceases to be in effect, transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Issuer than could be obtained on an arm's-length basis from unrelated third parties, (c) any payments of dividends and other distributions with respect to the Issuer's capital stock not prohibited by a series Supplemental Indenture and
(d) transactions that are contemplated by any Transaction Document or any extensions, renewals or replacements thereof that will not have a Material Adverse Effect.

                  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) reasonable and customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Issuer or any Subsidiary entered into in the ordinary course of business, (ii) loans and advances to officers, directors and employees of the Issuer or any Subsidiary for reasonable travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and (iii) transactions pursuant to agreements in effect on the date hereof.

                  SECTION 5.13 RULE 144A INFORMATION.

                  (a) Unless a registration statement shall have previously become effective with respect to the Bonds of a series, at any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder, the Issuer shall promptly furnish to such Holder or to a prospective purchaser of a Bond of such series designated by such Holder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Bond by such Holder.

                  (b) At any time after a registration statement with respect to the Bonds of any series shall have been filed with and declared effective by the SEC, the Issuer shall provide to the Holders thereof such periodic and other reports that the Issuer is required to file pursuant to Sections 13 or 15(d) of the Exchange Act.


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                     --------------------------------------

                                    ARTICLE 6

                               REDEMPTION OF BONDS

                  SECTION 6.1 OPTIONAL REDEMPTION; REDEMPTION PRICE. The Issuer at its option, may, at any time, redeem the Bonds of any series, in whole or in part at the Redemption Price PLUS any premium set forth in the related Series Supplemental Indenture. Redemption of Bonds of any series shall be made in accordance with the terms of such Bonds and, to the extent that this Article does not conflict with such terms, the succeeding sections of this Article.

                  SECTION 6.2 MANDATORY REDEMPTION; SELECTION OF BONDS TO BE REDEEMED; REDEMPTION PRICE.

                  (a) Unless otherwise provided in a Series Supplemental Indenture. Outstanding Bonds shall be redeemed in whole or in part in accordance with this Section 6.2(a), prior to maturity, at the Redemption Price if (x) an Event of Loss shall occur and the Issuer has either (i) determined that the Affected Property cannot be rebuilt, repaired, restored or replaced on a Commercially Feasible Basis or (ii) decided not to rebuild, repair, restore or replace the Affected Property and (y) as a result of such Affected Property not being rebuilt, repaired, restored or replaced a Material Adverse Effect could reasonably be expected to occur. In any such case, all Loss Proceeds in excess of $10,000,000 shall be applied to the pro rata redemption of the Bonds pursuant to this Section 6.2 unless otherwise provided as to any series of Bonds in a Series Supplemental Indenture. The Redemption Date shall be any date during the 90-day period following the date of the Issuer's (x) determination that the Affected Property cannot be rebuilt, repaired or restored or (y) decision not to rebuild, repair or restore the Affected Property, as the case may be (taking into account the notice requirements set forth in Section 6.4).

                  (b) Upon any redemption of the Bonds in accordance with this
Section 6.2, the scheduled principal amortization of the Bonds of a series shall be reduced by an amount equal to the product of (x) the scheduled principal amortization of the Bonds of such series then in effect multiplied by (y) a fraction, the numerator of which is equal to the principal amount of the Outstanding Bonds of such series to be redeemed and the denominator of which is the principal amount of the Outstanding Bonds of such series immediately prior to such redemption.

                  (c) Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series, if less than all the Bonds of such series are to be redeemed pursuant to Section 6.2(a), the Bonds of such series shall be redeemed ratably by the Trustee from the Outstanding Bonds of such series not previously called for redemption in whole.

                  (d) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds that has been or is to be redeemed.

                  SECTION 6.3 ELECTION OR REQUIREMENT TO REDEEM; NOTICE TO TRUSTEE. The requirement or election of the Issuer to redeem any Bonds shall be evidenced by an Issuer Order. If the Issuer has elected or is required to redeem any Bonds, the Issuer shall, at least 30 days but


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                     --------------------------------------
not more than 60 days prior to the date upon which notice of redemption is required to be given to the Holders pursuant to Section 6.4 hereof (unless a shorter period shall be satisfactory to the Trustee), deliver to the Trustee an Issuer Order specifying the date on which such redemption shall occur (the "REDEMPTION DATE") as determined in accordance with this Article 6, the series and principal amount of Bonds to be redeemed and evidence that the moneys necessary for such redemption will be delivered to the Trustee not later than the Business Day prior to the Redemption Date. Upon receipt of any such Issuer Order with respect to a mandatory redemption, the Trustee shall establish a non-interest bearing special purpose trust account (the "MANDATORY REDEMPTION ACCOUNT") into which shall be deposited by the Issuer not later than one Business Day prior to the Redemption Date, immediately available amounts to be held by the Trustee and applied to the redemption of such Bonds. As collateral security for the prompt and complete payment and performance when due of all its obligations with respect to the Bonds and under this Indenture, the Issuer has pledged, assigned, hypothecated and transferred to the Trustee for the benefit of the Holders a Lien on and security interest in and to the Mandatory Redemption Account. The Mandatory Redemption Account shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Trustee. In the case of any optional redemption of Bonds prior to the expiration of any restriction on such redemption provided in the terms of such Bonds, the Series Supplemental Indenture relating thereto or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer's Certificate and Opinion of Counsel evidencing compliance with such restriction.

                  SECTION 6.4 NOTICE OF REDEMPTION. Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series to be redeemed, notice of redemption shall be given to the Holders of Bonds of such series to be redeemed at least 30 days (unless a shorter period shall be satisfactory to the Trustee) but not more than 60 days prior to the Redemption Date. All notices of redemption shall state:

                  (a) the Redemption Price;

                  (b) the Redemption Date;

                  (c) if less than all of the Outstanding Bonds of any series are to be redeemed, the portion of the principal amount of each Bond of such series to be redeemed in part, and a statement that, on and after the Redemption Date, upon surrender of such Bond, a new Bond or Bonds of such series in principal amount equal to the remaining unpaid principal amount thereof will be issued;

                  (d) that on the Redemption Date, interest thereon will cease to accrue on and after said date;

                  (e) the Place or Places of Payment where such Bonds are to be surrendered for payment of the Redemption Price; and

                  (f) that the deposit by the Issuer with the Trustee of an amount of immediately available funds to pay the Bonds to be redeemed in full is a condition precedent to the Redemption.


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
                                      -34-


                  Notice of redemption of Bonds to be redeemed shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

                  SECTION 6.5 BONDS PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall, on the Redemption Date become due and payable, and from and after such date such Bonds or portions thereof shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, an amount in respect of such Bond or portion thereof shall be paid as provided therein; PROVIDED, HOWEVER, that any payment of interest on any Bond the Scheduled Payment Date of which is on or prior to the Redemption Date shall be payable to the Holder of such Bond or one or more Predecessor Bonds, registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 2.10.

                  SECTION 6.6 BONDS REDEEMED IN PART. Any Bond that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Bond without service charge, a new Bond or Bonds of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Bond so surrendered.


                                    ARTICLE 7

                                    RESERVED


                                    ARTICLE 8

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 8.1 EVENTS OF DEFAULT. The term "Event of Default", whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be affected by operation of law, or be pursuant to or in compliance with any applicable Law), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

                  (a) the Issuer defaults in the payment of any principal or interest on any Bond when the same becomes due and payable, whether by scheduled maturity or required redemption or by acceleration or otherwise, and such default continues for 15 days or more;

                  (b) default in the performance or observance in any material respect of any other term, covenant, or obligation of the Issuer under this Indenture or any Collateral


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
                                      -35-


         Document, not otherwise expressly defined as an Event of Default, and the continuance of such default for more than 60 days after the earliest to occur of (i) actual knowledge of an executive officer of the Issuer of such default, (ii) the time at which an executive officer of the Issuer should reasonably have had knowledge of such default or
         (iii) notice from the Trustee or the Holders of such default;

                  (c) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Issuer then has outstanding Indebtedness in excess of $15,000,000, individually or in the aggregate, and such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been annulled or rescinded;

                  (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Issuer or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (e) the Issuer shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (f) any event described in clauses (d) or (e) above occurs with respect to Northeast Utilities, at any time when the Northeast Utilities Guarantee is in effect or a Debt Service Reserve Guarantee of Northeast Utilities is in effect as part of the Debt Service Reserve Account or, unless the Northeast Utilities Guarantee is in effect and no event of the type described in clause (d) or (e) has occurred with respect to Northeast Utilities, any such event occurs with respect to Select Energy at any time prior to December 31, 2005, and in either case, such event remains uncured for the grace periods provided in such clauses;

                  (g) the Issuer shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (h) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Issuer and the same shall remain


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
                                      -36-


 undischarged or unpaid for a period of 60 consecutive days during which execution shall not be effectively stayed;

                  (i) the Issuer shall be terminated, dissolved or liquidated (as a matter of law or otherwise) except in a transaction permitted by
         Section 5.12;

                  (j) the Liens created by the Collateral Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is possible and is required herein or therein) in favor of the Trustee, free and clear of all Liens other than Permitted Liens, or, except for expiration in accordance with its terms, any of the Collateral Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Issuer or any Shareholder;

                  (k) either (i) any other Financing Document is declared in a final non-appealable judgment to be unenforceable against the Issuer or the Issuer shall have expressly repudiated its obligations thereunder; or (ii) any other Transaction Document is declared in a final non-appealable judgment to be unenforceable against any party thereto, or any such party shall have expressly repudiated its obligations thereunder and ceased to perform such obligations, and such default has continued unremedied for a period of five days or more; or

                  (l) default by the Issuer or Select Energy under or invalidity of the Initial Select Power Sales Agreement prior to December 31, 2005 to the extent such default under or invalidity of such agreement (x) continues for 30 consecutive days and (y) could reasonably be expected to have a Material Adverse Effect on the Issuer.

                  (m) any representation, warranty, certification or statement made by the Issuer in any Financing Document or in any certificate, financial statement or other document delivered to the Trustee pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made) and such misrepresentation continues to remain incorrect for 60 days after the earlier of (i) the Issuer having actual knowledge of such incorrectness and (ii) the giving of written notice of such incorrectness to the Issuer by the Trustee or any Holder.

                  SECTION 8.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default described in paragraph (a) of Section 8.1 occurs and is continuing with respect to Bonds of any series, then and in each and every such case, unless the principal of all the Bonds of such series shall have already become due and payable, either the Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of the Bonds of such series then Outstanding hereunder, or, in the event of any Event of Default described in paragraph (b), (c), (f), (h), (i), (j), (k) or (l) of Section 8.1, the Majority Holders of Bonds of such series then outstanding hereunder, by notice in a writing to the Issuer (and to the Trustee if given by Holders), may declare the principal amount of all the Bonds of such series then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Bonds of


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
                                      -37-


such series contained to the contrary notwithstanding. If an Event of Default described in paragraph (d), (e) or (g) of Section 8.1 occurs and is continuing, then and in each and every such case, the principal amount of the Bonds then Outstanding and all accrued interest thereon shall, without any notice to the Issuer or any other act on the part of the Trustee or any Holder of the Bonds, become and be immediately due and payable, anything in this Indenture or in the Bonds contained to the contrary notwithstanding.

                  At any time after such declaration of acceleration has been made with respect to the Bonds of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Majority Holders of the Bonds of such series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay

                           (A) all overdue installments of interest on the Bonds
                  of such series,

                           (B) the principal of and premium, if any, on any
                  Bonds of such series that have become due other than by such declaration of acceleration and interest thereon at the respective rates provided in the Bonds of such series for late payments of principal or premium,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue installments of interest at the respective rates provided in the Bonds for late payments of interest, and

                           (D) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 8.12.

                  No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  SECTION 8.3 TRUSTEE MAY FILE PROOFS OF CLAIM; APPOINTMENT OF TRUSTEE AS ATTORNEY-IN-FACT IN JUDICIAL PROCEEDINGS. In case of pendency in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Issuer or any obligor on the Bonds or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for payment of overdue principal or interest) shall be entitled and empowered by intervention in such proceedings or otherwise


                     Northeast Generation Company Indenture
                     --------------------------------------

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owed and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 8.5) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute same;

and any receiver, assignee, trustee, liquidator or sequestrator in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 8.5.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 8.4 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF BONDS. All rights of action and claims under this Indenture or the Bonds of any series may be prosecuted and enforced by the Trustee without the possession of any of the Bonds of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Holders of the Bonds of the series in respect of which such judgment has been recovered.

                  SECTION 8.5 APPLICATION OF MONEY COLLECTED. Any money collected by the Trustee with respect to a series of Bonds pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Bonds of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
Section 9.5.

                  SECOND: To the payment of the amounts then due and unpaid upon the Bonds of that series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably among Bonds within each series and among the series, without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal (and premium, if any) and interest, respectively.

                  THIRD: To the Company or its order, any remainder.


                     Northeast Generation Company Indenture
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                                      -39-


                  SECTION 8.6 LIMITATION ON SUITS. No Holder of any Bond of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Bonds or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Bonds of such series;

                  (b) the Holders of not less than 25% in aggregate principal amount of then Outstanding Bonds of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Holders of such series;

it being understood and intended that no one or more Holders of Bonds of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Bonds of such series.

                  SECTION 8.7 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Bond on the respective maturities expressed in such Bond (or, in the case of redemption or other required prepayment, on the Redemption Date or prepayment date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                  SECTION 8.8 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 8.9 RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided in the last paragraph of Section 2.9, no right or remedy herein conferred upon or reserved to the


                     Northeast Generation Company Indenture
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
                                      -40-


Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 8.10 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. No waiver of any Event of Default, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy or right consequent thereon.

                  SECTION 8.11 CONTROL BY HOLDERS. The Majority Holders of the Bonds then Outstanding shall have the right to require the Trustee to proceed to enforce this Indenture and the Collateral Documents and the sale of the Collateral or, to the extent permitted by law, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds; PROVIDED that

                  (a) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or could conflict with this Indenture or the Collateral Documents or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed could involve it in personal liability or it reasonably believes it will not adequately be indemnified against the costs, expenses and liabilities which might be incurred by it in complying with its request or be unjustly prejudicial to the Holders not taking part in such direction, and

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 8.12 WAIVER OF PAST DEFAULTS. The Majority Holders of any series may on behalf of the Holders of all the Bonds of such series waive any past default hereunder with respect to such series and its consequences, except a default not theretofore cured

                  (a) in the payment of the principal of (or premium, if any) or interest on any Bond of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to the Bonds of such series, or

                  (b) in respect of a covenant or provision hereof which under
         Article 12 cannot be modified or amended without the consent of the Holder of each Outstanding Bond of such series.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no


                     Northeast Generation Company Indenture
                     --------------------------------------
such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  SECTION 8.13 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Bond by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any part litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of then Outstanding Bonds of any series to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Bond on or after the respective maturities expressed in such Bond (or, in the case of redemption or other prepayment, on or after the Redemption Date or prepayment date).

                  SECTION 8.14 WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 9

                             CONCERNING THE TRUSTEE

                  SECTION 9.1 CERTAIN RIGHTS AND DUTIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default and after curing or waiving all Events of Default that may have occurred, undertakes to perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  Except as otherwise provided in Section 315 of the Trust Indenture Act:

                  (a) The Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to


                     Northeast Generation Company Indenture
                     --------------------------------------
         have been signed or presented by the proper party or parties; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture but need not verify the contents thereof.

                  (b) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors shall be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer.

                  (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered reasonable security or indemnity to its satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby.

                  (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Bonds to give such direction as permitted by this Indenture.

                  (e) Prior to the occurrence of an Event of Default with respect to any series of Bonds hereunder and after the curing or waiving of all Events of Default with respect to such series of Bonds the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to such series of Bonds unless requested in writing so to do by the Majority Holders of such series; PROVIDED that, if the payment within a reasonable time to the Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand.

                  (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed with due care by it hereunder or under any Collateral Document.


                     Northeast Generation Company Indenture
                     --------------------------------------

                  (g) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or the action or failure to act by such Responsible Officers was unreasonable.

                  (h) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Issuer given under this Agreement.

                  (i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

                  (j) The Trustee shall have no obligation to invest and reinvest any cash held pursuant to this Agreement in the absence of timely and specific written investment direction from the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

                  (k) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Bonds and this Indenture.

                  (l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including without limitation as Securities Intermediary), and each agent, custodian and other Person employed to act hereunder.

                  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

                  The Trustee may consult with counsel of its own selection and the advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such written advice or opinion of counsel.

                  SECTION 9.2 TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC. The recitals contained herein and in the Bonds, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Collateral or of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer of any of the Bonds or of the proceeds of such Bonds.


                     Northeast Generation Company Indenture
                     --------------------------------------

                  SECTION 9.3 TRUSTEE AND OTHERS MAY HOLD BONDS. The Trustee or any Paying Agent or Security Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Issuer, or any other obligor on the Bonds with the same rights it could have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

                  SECTION 9.4 MONEYS HELD BY TRUSTEE OR PAYING AGENT. All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but, other than the Debt Service Reserve Account and the Mandatory Redemption Account, need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Issuer to pay thereon.

                  SECTION 9.5 COMPENSATION OF TRUSTEE AND ITS LIEN. For so long as any of the Bonds shall remain outstanding, the Issuer covenants and agrees to pay to the Trustee (all references in this Section 9.5 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Security Registrar) from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Issuer and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Issuer will pay or reimburse the Trustee upon its request for all expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses, advances and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as may arise from its gross negligence or bad faith. The Issuer also covenants and agrees to fully indemnify the Trustee for, defend, and hold harmless the Trustee and its officers, directors, employees, representatives and agents from and against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) incurred without gross negligence or bad faith on the part of the Trustee or any of its employees, officers or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and this Indenture, including liability which the Trustee may incur as a result of failure to withhold, pay or report Taxes with respect to any amounts payable with respect to the Bonds and including the costs and expenses of defending itself against any claim or liability in the premises and including, without limitation, any loss, liability, claim, damage or expense relating to or arising out of any Environmental Law. The obligations of the Issuer under this Section shall constitute additional Indebtedness hereunder. In no event shall the Trustee be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.

                  The obligations of the Issuer under this Section 9.5 shall survive payment in full of the Bonds, the resignation or removal of the Trustee and the termination of this Indenture.

                  When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as paying


                     Northeast Generation Company Indenture
                     --------------------------------------
agent, if so appointed by the Issuer) after an Event of Default specified in
Section 8.1(d), (e) or (f) occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States Federal or state law to the extent provided in Section 503(b)(5) of the Federal Bankruptcy Code.

                  SECTION 9.6 RIGHT OF TRUSTEE TO RELY ON OFFICER'S CERTIFICATES AND OPINIONS OF COUNSEL. Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer's Certificate of the Issuer or an Opinion of Counsel, which shall conform to the provisions of Section 1.3. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 9.1(g).

                  SECTION 9.7 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. There shall at all times be a Trustee hereunder which shall at all times be a corporation which complies with the eligibility requirements of the Trust Indenture Act, having a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in Section 310(a) of the Trust Indenture Act, then for the purposes of this
Section 9.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 9.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.8.

                  SECTION 9.8 RESIGNATION AND REMOVAL OF TRUSTEE; APPOINTMENT OF SUCCESSOR.

                  (a) The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice to the Issuer and by giving notice of such resignation to the Holders of Bonds in the manner provided in Section 1.5.

                  (b) In case at any time any of the following shall occur with respect to the Bonds:

                  (1) the Trustee shall fail to comply with the provisions of
         Section 310(b) of the Trust Indenture Act, after written request thereafter by the Issuer or by any Security holder who has been a bona fide Holder of a Bond or Bonds for at least six months,

                  (2) the Trustee shall cease to be eligible under Section 9.7 and shall fail to resign after written request therefor by the Issuer or by any Holder of a Bond or Bonds, or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Issuer may remove the Trustee, and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, or (B) subject to the requirements of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Bond or Bonds for at least six months may, on behalf of himself


                     Northeast Generation Company Indenture
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
                                      -46-


and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

                  (c) The Holders of a majority in aggregate principal amount of the Bonds at the time Outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer, the evidence provided for in Section
10.1 of the action taken by the Holders, PROVIDED that unless a Default or Event of Default shall have occurred and be continuing, the Issuer shall consent (such consent not to be unreasonably withheld).

                  (d) If the Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment pursuant to Section 9.9 within 30 days after the mailing of such notice of resignation or removal, the former Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide Holder of a Bond or Bonds for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

                  (e) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 9.9.

                  SECTION 9.9 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor Trustee appointed under Section 9.8 shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect to such series of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 9.5, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 9.5.


                     Northeast Generation Company Indenture
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
                                      -47-


                  No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall with respect to such series be eligible under Section 9.7.

                  Upon acceptance of appointment by a successor Trustee, the Issuer shall give notice of the succession of such Trustee hereunder to the Holders of Bonds in the manner provided in Section 1.5. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

                  SECTION 9.10 MERGER, CONVERSION OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, PROVIDED that such successor Trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 9.7 hereof and Section 310(a) of the Trust Indenture Act.

                  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Bonds shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Bonds so authenticated and, in case at that time any of the Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in such cases such certificate shall have the full force which it is anywhere in the Bonds or in this Indenture, PROVIDED that the certificate of the Trustee shall have; PROVIDED that the right to adopt the certificate of authentication of any predecessor Trustee or the authenticate Bonds in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 9.11 MAINTENANCE OF OFFICES AND AGENCIES.

                  (a) There shall at all times be maintained at least one Place of Payment as shall be specified for the Bonds of any series in the related Series Supplemental Indenture, where such Bonds may be presented or surrendered for registration of transfer or exchange and for payment of principal, premium, if any, and interest. Such office shall be initially:

                  The Bank of New York
                  20 Broad Street -- 1 Lower Level
                  New York, New York 10005
                  Attn:  Frank Driscoll

Notices and demands to or upon the Trustee in respect of the Bonds or this Indenture may be served at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Issuer to the Trustee and by the Trustee to the Holders in the manner specified in Section 1.5. In the event that no such office


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
                                      -48-


or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

                  (b) There shall at all times be a Security Registrar and a Paying Agent hereunder. In addition, at any time when any Bonds remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.9, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent with respect to the Bonds of one or more series shall be made pursuant to this Section 9.11(b), the Bonds of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                  This Bond is one of the series of Bonds referred to in the within-mentioned Indenture.

                                       ---------------------------------
                                                Trustee

                                       By
                                         -------------------------------
                                                Authenticating Agent

                                       By
                                         -------------------------------
                                                Authorized Signatory

                  Any Authorized Agent shall be a bank or trust company, shall be a Person organized and doing business under the laws of the United States or any State thereof, with a combined capital and surplus of at least $100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by United States Federal or state authorities. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.11, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 9.11, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 9.11.

                  The Trustee at its office specified in Section 1.4, is hereby appointed as Paying Agent and Security Registrar hereunder.


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                  (c) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.11, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of principal of, and premium, if any, and interest on Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee within five days thereafter notice of any default by any obligor upon the Bonds in the making of any such payment of principal, premium, if any, or interest; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, the City of New York, for the account of the Trustee.

                  (d) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 9.11, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

                  (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 9.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer may promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 9.11. The Issuer shall give written notice of any such appointment to all Holders as their names and addresses appear on the Security Register.

                  SECTION 9.12 REPORTS BY TRUSTEE. On or before May 15 in every year, so long as any Bonds are Outstanding hereunder, the Trustee shall transmit to the Holders a brief report, dated as of the preceding December 31, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section. A copy of such report


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at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which any Bonds are listed. The Issuer shall promptly notify the Trustee if any series of Bonds become listed on any stock exchange, and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.

                  SECTION 9.13 TRUSTEE RISK. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to Section 9.1 and the requirements of the Trust Indenture Act.

                  SECTION 9.14 APPOINTMENT OF CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 9.14 are adopted to these ends.

                  In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies specified by the Trustee, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

                  Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.


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
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                                   ARTICLE 10

                             CONCERNING THE HOLDERS

                  SECTION 10.1 ACTS OF HOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders (collectively, an "ACT" of such Holders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Bonds voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Bonds duly called and held in accordance with the provisions of Article 11, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee, and when it is specifically required herein, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 10.1. The record of any meeting of Holders of Bonds shall be proved in the manner provided in Section 11.5.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of a Issuer, on behalf of such corporation, association or Issuer, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The principal amount and serial numbers of Bonds held by any Person, and the date or dates of holding the same, shall be proved by the Security Register and the Trustee shall not be affected by notice to the contrary.

                  (d) Any Act by the Holder of any Bond (i) shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Bond, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Bond to any other Person, including the Issuer or any Affiliate thereof.

                  (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Bonds for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Bonds may be revoked with respect to any or all of such Bonds by written notice by such Holder


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                                      -52-


(or its duly appointed agent) or any subsequent Holder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

                  (f) Bonds of any series authenticated and delivered after any Act of Holders may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any action taken by such Act of Holders. If the Issuer shall so determine, new Bonds of any series so modified as to conform, in the opinion of the Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for outstanding Bonds of such series.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date. No such instrument shall be valid or effective if signed more than 90 days after such record date, and may be revoked as provided in paragraph (e) above.

                  SECTION 10.2 BONDS OWNED BY ISSUER AND AFFILIATES DEEMED NOT OUTSTANDING. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Bonds which are owned by the Issuer, any of its Subsidiaries or any Affiliate of the Issuer or any of its Subsidiaries shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that in determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver or other act, only Bonds for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the Security Register shall be so disregarded. The Issuer shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Bonds and that the pledgee is not the Issuer or a Subsidiary of the Issuer or any Affiliate of the Issuer or any such Subsidiary. Subject to the provisions of Section 315 of the Trust Indenture Act, in case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.


                                   ARTICLE 11

                                HOLDERS' MEETINGS

                  SECTION 11.1 PURPOSES FOR WHICH HOLDERS' MEETINGS MAY BE CALLED. A meeting of Holders may be called at any time and from time to time pursuant to this Article 11 for any of the following purposes:


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
                                      -53-


                  (a) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 8;

                  (b) to remove the Trustee and appoint a successor Trustee pursuant to Article 9;

                  (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 12.2; or

                  (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds under any other provision of this Indenture or under applicable law.

                  SECTION 11.2 ISSUER AND HOLDERS MAY CALL MEETING. In case the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Bonds of any series then Outstanding shall have requested the Trustee to call a meeting of Holders of such series, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of such Bonds in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 11.1 by giving notice thereof as provided in Section 11.2.

                  SECTION 11.3 PERSONS ENTITLED TO VOTE AT MEETING. To be entitled to vote at any meeting of Holders a person shall be (a) a Holder of one or more Bonds with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy for the Holder or Holders of such Bonds by a Holder of one or more such Bonds. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

                  SECTION 11.4 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETING. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 10.1 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 10.1 and the appointment of any proxy shall be proved in the manner specified in said Section
10.1 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.


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
                                      -54-


                  The Issuer or the Holders calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Bonds represented at the meeting and entitled to vote.

                  Subject to the provisions of Section 10.2, at any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Bonds held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to Section 11.2 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice. At any meeting, the presence of persons holding or representing Bonds with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Bonds represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

                  SECTION 11.5 COUNTING VOTES AND RECORDING ACTION OF MEETING. The vote upon any resolution submitted to any meeting of Holders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds of such series or of their representatives by proxy and the serial numbers and principal amounts of the Bonds of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting. The record shall show the serial numbers of the Bonds voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                   ARTICLE 12

                             SUPPLEMENTAL INDENTURES

                  SECTION 12.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of the Holders of any Bonds, the Issuer, when authorized by a Board Resolution (a


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
                                      -55-


copy of which shall be delivered to the Trustee), and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee or enter into any consent with respect to the Collateral Documents for any of the following purposes:

                  (a) to establish the form and terms of Bonds of any series permitted by Sections 2.1 and 2.3; or

                  (b) to evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer herein contained; or

                  (c) to evidence the succession of a new Trustee hereunder pursuant to Section 9.9; or

                  (d) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Board of Directors shall consider to be for the protection of the Holders of Bonds, and to make the occurrence, or the occurrence and continuance of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; PROVIDED that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee due solely to such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Bonds to waive such an Event of Default; or

                  (e) to convey, transfer and assign to the Trustee properties or assets to secure the Bonds, and to correct or amplify the description of any property at any time subject to this Indenture or the Collateral Documents or to assure, convey and confirm unto the Trustee any property subject or required to be subject to this Indenture or the Collateral Documents; or

                  (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify, requalify or continue the qualification of this Indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar United States Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar United States Federal statute hereafter enacted; or

                  (g) to permit or facilitate the issuance of Bonds in uncertificated form; or

                  (h) to change or eliminate any provision of this Indenture or the Collateral Documents; PROVIDED, HOWEVER, that if such change or elimination shall adversely affect


                     Northeast Generation Company Indenture
                     --------------------------------------
         the interests of the Holders of Bonds of any series, such change or elimination shall not become effective with respect to such series; or

                  (i) to cure any ambiguity, to correct or supplement any provision in the Indenture or the Collateral Documents that may be defective or inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Collateral Documents, PROVIDED such action shall not adversely affect the interest of the Holders of any series in any material respect; or

                  (j) to provide for the issuance of exchange securities, as contemplated by the Registration Rights Agreement, and to make such other changes to the Indenture or the Collateral Documents as the Board of Directors of the Issuer determines are necessary or appropriate in connection therewith, PROVIDED such action shall not adversely affect the interests of the Holders of Bonds of any series in any material respect.

                  SECTION 12.2 SUPPLEMENTAL INDENTURE WITH CONSENT OF HOLDERS. With the consent of the Majority Holders of Bonds of all series then Outstanding, considered as one class, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution (a copy of which shall be delivered to the Trustee), may, and the Trustee, subject to Sections 12.3 and 12.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, this Indenture; PROVIDED, HOWEVER, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a Majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected, considered as one class, shall be required; and PROVIDED, FURTHER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond directly affected thereby,

                  (a) change any Scheduled Payment Date, or the dates or circumstances of payment of premium, if any, on any Bond, or change the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Bond or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Scheduled Payment Date for such payment (or, in the case of redemption, on or after the Redemption Date) or such payment of premium, if any, on or after the date such premium becomes due and payable in respect of such Bonds; or

                  (b) except to the extent expressly permitted by this Indenture or any of the Collateral Documents, permit the creation of any Lien prior to or, except as contemplated by Section 5.9, PARI PASSU with the Lien of the Collateral Documents with respect to any of the Collateral, terminate the Lien of the Collateral Documents on any Collateral or deprive any Holder of the security afforded by the Lien of the Collateral Documents; or


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
                                      -57-


                  (c) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

                  (d) modify any of the provisions of Section 8.12 or of this
         Section 12.2.

                  A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture or any Collateral Document which has expressly been included solely for the benefit of one or more particular series of Bonds, or which modifies the rights of the Holders of Bonds of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series.

                  Upon receipt by the Trustee of Board Resolutions and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 12.3 and 12.4.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 12.3 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by any Series Supplemental Indenture or other supplemental indenture permitted by this Article 12 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been met. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which the Trustee reasonably believes would adversely affect the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 12.4 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article 12, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 12.5 CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article 12 shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 12.6 REFERENCE IN BONDS TO SUPPLEMENTAL INDENTURES. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 12 may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture; and, in such case, suitable notation


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
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may be made upon Outstanding Bonds after proper presentation and demand. If the
Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Issuer and the Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.


                                   ARTICLE 13

                           SATISFACTION AND DISCHARGE

                  SECTION 13.1 SATISFACTION AND DISCHARGE OF BONDS. Except as otherwise provided with respect to the Bonds of any series in the Series Supplemental Indenture relating thereto, the Bonds of such series shall, on or prior to the Scheduled Payment Date with respect to the final installment of principal thereof or the Redemption Date for such Bonds, be deemed to have been paid for all purposes of this Indenture, and the entire Indebtedness of the Issuer in respect thereof shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:

                  (a) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, money in an amount which shall be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on the Bonds of such series on and prior to the Scheduled Payment Date with respect to the final installment of principal thereof or the Redemption Date for such Bonds;

                  (b) if any such deposit of money shall have been made prior to the Scheduled Payment Date with respect to the final installment of principal or the Redemption Date of such Bonds, the Issuer shall have delivered to the Trustee a Issuer Order stating that such money shall be held by the Trustee, in trust;

                  (c) in the case of redemption of Bonds, the Issuer Order with respect to such redemption pursuant to Article 6 shall have been given to the Trustee; and

                  (d) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such satisfaction and discharge of the Indebtedness of the Issuer with respect to the Bonds of such series shall not be deemed to be, or result in, a taxable event with respect to the Holders of such series for purposes of United States federal income taxation unless the Trustee shall have received documentary evidence that each Holder of such series either is not subject to, or is exempt from, United States federal income taxation.

Upon satisfaction of the aforesaid conditions with respect to the Bonds of any series, the Trustee shall, upon receipt of a Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the series of Bonds.

                  In the event that Bonds which shall be deemed to have been paid as provided in this Section 13.1 do not mature and are not to be redeemed within the 60-day period commencing on the date of the deposit with the Trustee of moneys, the Issuer shall, as promptly


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as practicable, give a notice, in the same manner as a notice of redemption with respect to such Bonds, to the Holders of such Bonds to the effect that such Bonds are deemed to have been paid and the circumstances thereof.

                  Notwithstanding the satisfaction and discharge of any Bonds as aforesaid, the obligations of the Issuer and the Trustee in respect of such Bonds under Sections 2.8, 2.9, 2.10 and 9.5 and this Article 13 shall survive such satisfaction and discharge.

                  SECTION 13.2 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall upon Issuer Order cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (a) either

                           (i) all Bonds theretofore authenticated and delivered
                  (other than (A) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                  Section 2.9 and (B) Bonds deemed to have been paid in accordance with Section 13.1) have been delivered to the Trustee for cancellation; or

                           (ii) all Bonds not theretofore delivered to the
                  Trustee for cancellation (other than Bonds that have been lost or stolen or that have been replaced or paid as provided in
                  Section 2.9) shall be deemed to have been paid in accordance with Section 13.1;

                  (b) all other sums due and payable hereunder have been paid;
         and

                  (c) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of a Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Indenture and take all other action reasonably requested by the Issuer to evidence the termination of any and all Liens created by or with respect to this Indenture.

                  Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Issuer and the Trustee under Sections 2.8, 2.9, 2.10 and 9.5 and this Article 13 shall survive.

                  Upon satisfaction and discharge of this Indenture as provided in this Section 13.2, the Trustee shall assign, transfer and turn over to or upon the order of the Issuer, any and all money, securities and other property then held by the Trustee for the benefit of the Holders, other than money deposited with the Trustee pursuant to Section 13.1(a) and interest and other amounts earned or received thereon.


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                  SECTION 13.3 APPLICATION OF TRUST MONEY. Subject to Section
13.4, the money deposited with the Trustee pursuant to Section 13.1 shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest on the Bonds or portions of principal amount thereof in respect of which such deposit was made.

                  SECTION 13.4 RETURN OF MONEYS HELD BY TRUSTEE AND UNCLAIMED FOR THREE YEARS. Any moneys deposited with or paid to the Trustee for the payment of the principal of or interest on any Bond of any series and not applied but remaining unclaimed for three years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee, and any Holder of the Bonds of such Series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee with respect to such moneys shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment shall, at the expense of the Issuer cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York, notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer.


                                   ARTICLE 14

                                   DEFEASANCE

                  SECTION 14.1  DEFEASANCE.

                  (a) Subject to Sections 14.1(b) and 14.2, the Issuer at any time may terminate (i) all its obligations under this Indenture, the Bonds and the Collateral Documents (a "LEGAL DEFEASANCE") or (ii) any of its covenants, other than its obligation to make payments on the Bonds pursuant to Section 2.10 and 5.1 (a "COVENANT DEFEASANCE"). With respect to any Covenant Defeasance, except as specified in clause (ii) of the preceding sentence, the remainder of this Indenture and the Bonds, shall be unaffected thereby. The Issuer may exercise a Legal Defeasance notwithstanding the prior exercise of a Covenant Defeasance. If the Issuer exercises a Legal Defeasance, payment of the Bonds may not be accelerated due to an Event of Default. Upon satisfaction of the conditions set forth herein and on demand of the Issuer, the Trustee (x) shall acknowledge in writing the discharge of the obligations terminated by the Issuer, (y) shall execute documents and deliver such instruments in writing as shall be required to reconvey, release, assign and deliver to the Issuer any and all of the Trustee's interest in the Collateral, the right, title and interest in and to any and all rights conveyed, assigned or pledged to the Trustee or otherwise subject to this Indenture, except amounts required to be paid to the Trustee under this Indenture for payment of the Bonds, and (z) shall turn over to the Issuer or to any such person, body or authority as may be entitled to receive the same all balances then held by it hereunder. Covenant Defeasance, as effected hereby, means that the Issuer may omit to


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                                      -61-


comply with and shall have no liability in respect of any term, condition or limitation set forth under any of the covenants in this Indenture except as set forth hereinabove, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or Section or to any other provision herein or in any other document.

                  (b) Notwithstanding Section 14.1(a) above, the obligations of the Issuer pursuant to Sections 2.8, 2.9, Section 2.10 and 9.5 shall survive until the Bonds have been paid in full. Thereafter, the obligations of the Issuer pursuant to Section 9.5 shall survive.

                  SECTION 14.2 CONDITIONS TO DEFEASANCE. Either the Legal Defeasance or the Covenant Defeasance may be exercised only if:

                  (a) The Issuer shall have irrevocably deposited in trust with the Trustee (i) cash in an amount which, when added to any other moneys held by the Trustee and available for such payment, could be sufficient to pay (A) the principal of, and any premium and interest on, all Bonds issued hereunder and under any Series Supplemental Indenture when due, whether on any Scheduled Payment Date or upon redemption or otherwise, and (B) all other sums payable hereunder and under any Series Supplemental Indenture, (ii) non-callable direct obligations of, or obligations guaranteed by, the United States, maturing on or before the date or dates when the payments specified in clause (i) above shall become due, the principal amount of which and the interest thereon, when due, is or will be, in the aggregate, sufficient to make all such payments, (iii) securities evidencing ownership interest in obligations or in specified portions thereof (which shall consist of specified portions of the principal of or interest on such obligations) of the character described in clause (ii), sufficient to make all the payments specified in clause (i) above, or (iv) any combination of such cash and such obligations (the "OBLIGATIONS") specified in (ii) or (iii) above, the aggregate amount of which and interest thereon, when due, are or will be sufficient to make all the payments specified in clause (i) above, and such deposit shall not cause the Trustee to have a conflicting interest as defined in and for the purposes of the Trust Indenture Act;

                  (b) The Issuer shall have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the deposited cash and/or the Obligations without any reinvestment thereof will provide cash at such times and in such amounts as will be sufficient to pay principal of, and any premium and interest on, all Outstanding Bonds when due, whether on any Scheduled Payment Date or upon redemption or otherwise;

                  (c) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) all preference periods applicable to the defeasance trust have expired under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) the defeasance trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended, and (iii) the Holders shall have a perfected security interest under applicable law in the Obligations so deposited with customary assumptions and qualifications;


                     Northeast Generation Company Indenture
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
                                      -62-


                  (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

                  (e) Such Legal Defeasance or Covenant Defeasance, as the case may be, shall not result in a breach or violation of or constitute a Default under this Indenture, or any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

                  (f) In the case of a Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as could have been the case if such Legal Defeasance had not occurred;

                  (g) In the case of a Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as could have been the case if such Covenant Defeasance had not occurred; and

                  (h) The Issuer shall have delivered to the Trustee an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

                  Neither the Obligations nor moneys deposited with the Trustee pursuant to this section shall be substituted, withdrawn, reinvested or used for any purpose other than, and shall be segregated and held in trust for the payment of the principal of, and premium, if any and interest on, the Bonds; PROVIDED that any moneys deposited with or paid to the Trustee for the payment of principal or interest on the Bonds and not applied but remaining unclaimed for three years after the date upon which such principal or interest shall have become due and payable, shall be applied in accordance with Section 13.4.


                                   ARTICLE 15

      POSSESSION, USE AND RELEASES OF PROPERTY; WITHDRAWAL OF TRUST MONEYS.


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
                                      -63-


                  SECTION 15.1. POSSESSION AND USE OF PROPERTY; DISPOSITIONS WITHOUT RELEASE. Subject to other applicable provisions of this Indenture and any Supplemental Indenture, and so long as no Event of Default exists, the Issuer shall be entitled, except as herein otherwise expressly provided, (i) to possess, use and enjoy the Collateral, except money and securities which are expressly required to be deposited with the Trustee; and (ii) to receive, use and dispose of the tolls, rents, revenues, issues, income, products and profits of the Collateral, and to exercise any and all rights under and with respect to the Collateral and to enforce the performance hereof. Subject to other applicable provisions of this Indenture and any Supplemental Indenture, and so long as no Event of Default exists, the Issuer shall have the right, at any time and from time to time, without any release from or consent by the Trustee,

                  (a) to sell or dispose of, free from the Lien of the Collateral Documents, any part of the Collateral consisting of inventory, or consisting of machinery, equipment, furniture, apparatus, tools or implements, materials or supplies, structures or portions or components thereof or other similar Property which may have become obsolete or unfit for use or which is no longer useful, necessary or profitable in the conduct of the business of the Issuer, and no purchaser of any such Property shall be bound to inquire into any question affecting the right of the Issuer to sell or otherwise dispose of the same free from the Lien of the Collateral Documents;

                  (b) to modify, amend, supplement, cancel, release or replace any leases, rights of way, agreements or contracts subject to the Lien of the Collateral Documents; provided that any modified, amended or substituted leases, rights of way, agreements or contracts shall forthwith become subject to the Lien of the Collateral Documents to the same extent as those previously existing;

                  (c) in compliance with Section 5.3, to surrender or modify any franchise, license or permit which it may own or under which it may be operating;

                  (d) to alter, repair, replace, change the location or position of and add to its structures, machinery, equipment and other fixtures and appurtenances; provided, however, that no change shall be made in the location of any such Property subject to the Lien of the Collateral Documents which removes such Property into a jurisdiction in which the Collateral Documents, or appropriate certificates or statements with respect thereto, have not been recorded or filed in the manner and to the extent required by law to preserve the Lien of the Collateral Documents on such Property;

                  (e) to grant rights of way and easements over or in respect of any Property owned by the Issuer and subject to the Lien of the Collateral Documents, provided that such grant will not have a Material Adverse Effect; and/or

                  (f) to cut and remove, and to permit others to cut and remove, trees or timber, and to take and permit others to take sand, gravel, rock or earth from any land subject to the Lien of the Collateral Documents.

                  The Trustee shall, from time to time, execute any written instrument to confirm any action taken by the Issuer under this Section, upon receipt by the Trustee of a request for the


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
                                      -64-


same, together with an Officers' Certificate stating that the action so to be confirmed was duly taken in conformity with a designated provision of this Section, and an Opinion of Counsel stating that said action was duly taken by the Issuer in conformity with said provision and that the execution of such written instrument is appropriate to confirm such action under this Section.

                  SECTION 15.2. RELEASES. The Issuer shall have the right, subject to other applicable provisions of this Indenture and any Supplemental Indenture, at any time and from time to time, to sell or dispose of any part of the Collateral (except cash and other personal Property held by, or required to be deposited or pledged with, the Trustee hereunder and except contracts and contract rights which are subject to the Lien of the Collateral Documents) or to incur purchase money Indebtedness, and the Trustee shall, from time to time, release Property so sold or disposed of or subject to purchase money Indebtedness from the Lien of the Collateral Documents, but only upon receipt by and deposit with the Trustee of the following:

                  (a) a resolution of the Board of Directors of the Issuer requesting such release and describing the Property to be released;

                  (b) an Officers' Certificate dated not more than 30 days prior to the application for such release, and unless one of the officers signing the same is an engineer, appraiser or other expert and shall so state, signed also by an engineer, appraiser or other expert, setting forth in substance as follows:

                           (1) that the Issuer has sold or disposed of or
                  proposes to sell or dispose of the Property so requested to be released;

                           (2) either

                                    (A) that the Property to be released is no
                           longer necessary in the conduct of the Issuer's business or other Property acquired or to be acquired in substitution therefor is as well suited to the needs of the Issuer's business; or

                                    (B) that such sale or disposition has been
                           or is to be made in lieu and in reasonable anticipation of the taking of such Property by the exercise of a power of eminent domain or a similar right or power; or

                                    (C) that such sale has been or is to be made
                           in connection with a transaction permitted by Sections 5.9 and 5.11 or another applicable provision of this Indenture or a Supplemental Indenture;

                           (3) whether

                                    (A) the aggregate of the fair value of the
                           Property to be released and the fair value of all other Property released since the commencement of the then current calendar year (as previously certified to the Trustee) is 10% or more of the aggregate principal amount of all Bonds at the time Outstanding, and whether


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                                    (B) the fair value of the Property to be
                           released is at least $25,000 and at least 1% of the aggregate principal amount of all Bonds at the time Outstanding,

                           and, if the conditions described in both preceding clauses (A) and (B) are present, that an independent engineer's, appraiser's or other expert's certificate as to the fair value of the Property to be released will be furnished under subsection (c) of this Section;

                           (4) the fair value at the date of the certificate, in
                  the opinion of the engineer, appraiser or other expert, of the Property to be released; except that it shall not be necessary under this clause to state the fair value of any Property whose fair value is certified in an independent engineer's, appraiser's or other expert's certificate under subsection
                  (c);

                           (5) whether an Event of Default has occurred and is
                  continuing and, if so, describing the nature of such Event of Default; and

                           (6) that no Material Adverse Effect with respect to
                  the Issuer could be reasonably expected to occur as a result of the release of the Property;

                           (7) that, in the opinion of the signers, the proposed
                  release will not impair the security under the Collateral Documents in contravention of the provisions thereof;

                  (c) in case it shall be stated pursuant to clause (3) of the foregoing subsection (b) that the certificate of an independent engineer, appraiser or other expert will be furnished under this subsection, such certificate, dated not more than 30 days prior to the application for such release, stating the fair value, in said engineer's, appraiser's or other expert's opinion, of the Property to be released, and stating also that, in the opinion of said engineer, appraiser or other expert the proposed release will not impair the security under the Collateral Documents in contravention of the provisions thereof; and

                  (d) an Opinion of Counsel stating that the instruments which have been or are therewith delivered to the Trustee conform to the requirements of the Collateral Documents and this Section 15.2 and that the Property in question may be lawfully released from the Lien of the Collateral Documents.

                  Notwithstanding the foregoing provisions, motor vehicles may be released from the lien of the Security Agreement in accordance with the provisions set forth therein.

                  SECTION 15.3. PURCHASER PROTECTED. No purchaser in good faith of Property purporting to be released herefrom or from the Collateral Documents shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any Property or rights permitted by this Article to be sold, granted or otherwise disposed of by the Issuer, be under any obligation to ascertain or inquire into the authority of the Issuer to make


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any such sale, grant or other disposition. Any release executed by the Trustee under this Article shall be sufficient for the purposes of this Indenture and shall constitute a good and valid release of the Property therein described from the Lien hereof.

                  SECTION 15.4. "TRUST MONEYS". Any release of any item of the Collateral in accordance with the foregoing provisions of this Article 15 shall also be deemed to be a release of the proceeds of such Collateral unless such proceeds are required to be deposited with the Trustee in accordance with any other provisions hereof or of any Collateral Document. All moneys (except moneys deposited by the Issuer in satisfaction of any interest payment obligation or sinking fund, mandatory redemption or analogous obligation with respect to payment of principal) if any, required to be paid to the Trustee the disposition of which is not elsewhere herein or in the Collateral Documents otherwise specifically provided for (all such moneys being herein sometimes called "Trust Moneys") shall be held by the Trustee as a part of the Collateral, may be withdrawn by the Issuer, and shall be paid or applied by the Trustee, from time to time as provided in Sections 15.5 through 15.7, Article 8 and the Collateral Documents.

                  SECTION 15.5. POWERS EXERCISABLE NOTWITHSTANDING EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Trustee shall not be required to grant any release or take any other action under any of the sections of this Article except with the consent of the Majority Holders.

                  SECTION 15.6. POWERS EXERCISABLE BY TRUSTEE OR RECEIVER. In case the Collateral (other than cash and other personal Property held by, or required to be deposited or pledged with, the Trustee hereunder) shall be in the possession of a receiver or trustee lawfully appointed, the powers in this Article conferred upon the Issuer with respect to releases and the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a written request or order signed by said receiver or trustee shall be deemed the equivalent of any resolution of the Board of Directors of the Issuer required by this Article, and a certificate signed by such receiver or trustee shall be deemed the equivalent of any required Officers' Certificate. If the Trustee shall be in possession of the Collateral under any provision of this Indenture, such powers may be exercised by the Trustee in the discretion of the Trustee.

                  SECTION 15.7. INVESTMENT OF MONEYS. Any Trust Moneys shall be invested or reinvested in Permitted Investments at the written direction of an Authorized Representative of the Issuer to the Trustee; PROVIDED, HOWEVER, that the Trustee shall not cause investment of such monies at any time when the maturity of any of the Bonds has been accelerated and PROVIDED, FURTHER, that at any time after the occurrence and during the continuance of an Event of Default, the Trustee may, but is not obligated to, (and, if instructed in writing by the Majority Holders of Outstanding Bonds of all series shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments (in an amount necessary to cure such Event of Default) and apply or cause to be applied the proceeds thereof to the payment of the principal of and interest on the Bonds in the manner specified in Section 5.09 of the Security Agreement and/or Section 4.02 of each Mortgage. Such investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of such funds. Any profit realized from investments of Trust Moneys shall be held and applied as additional Trust Moneys. In no event shall the Trustee be liable for the selection of Permitted Investments or for investment losses incurred thereon. The


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Trustee shall not have liability in respect of losses incurred as a result of the liquidation of any Permitted Investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction, except to the extent such losses were due to the gross negligence or bad faith on the part of the Trustee. The Trustee shall not have any obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction.


















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                                   ARTICLE 16

                             LIMITATION ON LIABILITY

                  SECTION 16.1 LIMITATION ON LIABILITY. Notwithstanding anything to the contrary contained in this Indenture or the Bonds or the Collateral Documents, the liability and obligation of the Issuer to perform and observe and make good the obligations contained in this Indenture and the Bonds and the Collateral Documents and to pay the Indebtedness issued hereunder in accordance with the provisions of this Indenture and the Bonds (such liability and obligation being herein referred to as the "ISSUER'S OBLIGATIONS"), or any part thereof, or any claim based thereon or otherwise in respect thereof shall not (except as expressly provided in the last paragraph of this Section 16.1) be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any Shareholder, any parent of a Shareholder or any past, present or future partner, officer, director, shareholder, incorporator, Affiliate or related Person of any Shareholder or the Issuer (each such Shareholder, parent of a Shareholder and past, present or future partner, officer, director or shareholder, incorporator, Affiliate or related Person being herein referred to as a "RELATED PERSON"), and (except as expressly provided in the last paragraph of this Section 16.1) each of the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders, for itself and its successors and assigns, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Person under or by reason of or in connection with the Issuer's Obligations, or any part thereof, or any claim based thereon or otherwise in respect thereof and (except as expressly provided in the last paragraph of this Section 16.1) agrees to look solely to the Issuer and Collateral held under or in connection with the Collateral Documents for the enforcement of the Issuer's Obligations.

                  Nothing contained in this Section 16.1 shall be construed (i) as preventing the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders from naming the Issuer or a Related Person in any action or proceeding brought by the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders to enforce and to realize upon or the Collateral purported to be provided by such Related Persons under or in connection with the Collateral Documents so long as no judgment, order, decree or other relief in the nature of a personal or deficiency judgment or otherwise establishing any personal obligation under or by reason of or in connection with the Issuer's Obligations, or any part thereof, or any claim based thereon or otherwise in respect thereof shall be asked for, taken, entered or enforced against any Related Person, in any such action or proceeding, (ii) as modifying, qualifying or affecting in any manner whatsoever the Lien and security interests created by this Indenture and the Collateral Documents and the other Transaction Documents or the enforcement thereof by the Holders or the Trustee or any Person acting on behalf of the Holders or the Trustee, (iii) as modifying, qualifying or affecting in any manner whatsoever the personal recourse undertakings, obligations and liabilities of any Person (including, without limitation, any Related Person) under any capital contribution agreement, any guaranty of payment, completion guaranty or any guaranty or indemnification agreement now or hereafter executed and delivered to the Trustee, the Holders or any Person acting on behalf of the Trustee or the Holders in connection with the transactions contemplated by this Indenture or (iv) as modifying, qualifying or affecting in any manner


                     Northeast Generation Company Indenture
                     --------------------------------------
whatsoever the personal recourse liability of any Related Person, or any other Person for fraud or willful misrepresentation or any wrongful misappropriation or diversion of any portion of the Collateral.






















                     Northeast Generation Company Indenture
                     --------------------------------------

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            NORTHEAST GENERATION COMPANY

                                            By: /s/ Bruce D. Kenyon
                                               ---------------------------
                                               Name: Bruce D. Kenyon
                                               Title: President



                                            THE BANK OF NEW YORK
                                                 as Trustee

                                            By: /s/ Geovanni Barris
                                               ---------------------------
                                               Name: Geovanni Barris
                                               Title: Vice President












                     Northeast Generation Company Indenture
                     --------------------------------------